Exhibit 10.2

PST Document GTC 8-11

PIPEFUND™

Standard Transaction Document

General Terms and Conditions

This PipeFund Services Organization Standard Transaction Document (PST Document) is intended to facilitate expediency and consistency in transactions involving a private investment in a public company’s equity and/or equity-linked securities (PIPE). Parties to any PIPE transaction should consult with their legal counsel and any other advisers they deem appropriate prior to using this PST Document or engaging in any such transaction. PipeFund Services Organization, LLC (PSO) is not providing any legal advice or opinion in connection with this PST Document or its use in a particular PIPE transaction, disclaims any warranty, express or implied, concerning the use or license of this PST Document for any particular PIPE transaction, and shall not have any liability arising out of the use or inability to use this PST Document. This PST Document is the copyrighted property of RPITL, LLC and may not be reproduced, distributed or used (including any incorporation by reference) in any form without a valid license, and any unauthorized use is strictly prohibited. More information concerning the license or permitted use of this PST Document may be obtained at www.pipefund.com.

ARTICLE I

INCORPORATION BY REFERENCE AND DEFINITIONS

1.1 Incorporation by Reference. This document shall be known as PipeFund Services Organization Standard Transaction Document (“PST Document”) GTC 8-10 (General Terms and Conditions), which is available and accessible at www.pipefund.com. Any Transaction Document which incorporates by reference any PipeFund Services Organization Standard Transaction Document (PST Document) shall be deemed to include all the terms, conditions and provisions of such PST Document as if stated directly in such Transaction Document; provided, however, that to the extent any of the terms, conditions or provisions of such Transaction Document (without such incorporation) contradict or conflict with any terms, conditions or provisions of such PST Document, such Transaction Document shall control.

1.2 Defined Terms. Each initially capitalized term used herein or in any other Transaction Document (including any PST Document incorporated by reference therein) and not otherwise defined herein or in such other Transaction Document shall have the meaning ascribed thereto in PST Document DEF 8-10, which is incorporated by reference herein and which is available and accessible at www.pipefund.com.

ARTICLE II

CLOSING

2.1 Agreement to Purchase and Sell at Closing.

(a)

Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, the Company agrees to issue and sell, and each Purchaser agrees to purchase, severally and not jointly, in consideration for payment by such

Purchaser of its Subscription Amount, such amount of Securities equal to:

(i)	[Intentionally Omitted];

(ii)

Notes. If Notes are being purchased under the Securities Purchase Agreement, such original principal amount of Notes as is equal to 100% (or such other percentage as may be set forth in the Securities Purchase Agreement) of such Subscription Amount;

(iii)	[Intentionally Omitted];

(iv)

Warrants. If Warrants to purchase Common Stock are being purchased under the Securities Purchase Agreement, Warrants entitling such Purchaser to purchase such number of Warrant Shares as is determined by multiplying the Warrant Coverage Percentage by (a) the number of Shares issued to such Purchaser under the Securities Purchase Agreement and/or (b) the number of Conversion Shares issuable upon full conversion or exchange of the Notes and/or Preferred Shares issued to such Purchaser as of the Closing (without regard to any Beneficial Ownership Limitation or Maximum Share Issuance and assuming all of such Notes and/or Preferred Shares are currently convertible or exchangeable even if not then so convertible or exchangeable) (the Securities Purchase Agreement may provide for multiple forms of Warrants each with its own Warrant Coverage Percentage); and

(v)	[Intentionally Omitted].

(b)	Closing(s). Each Closing shall occur on such date and at such time as mutually agreed by the Parties. The initial

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(or sole) Closing shall occur on or prior to the Securities Purchase Agreement Termination Date. After such initial Closing, the Company may sell additional Securities in one or more additional Closings until the earlier of (i) the Offering Termination Date, and (ii) the date on which the aggregate of all Subscription Amounts equals the Maximum Aggregate Investment Amount. Each Closing shall be subject to this Article II with respect to such Purchaser(s) consummating the purchase and sale of Securities at such Closing. Each Closing shall be deemed to occur at the offices of the Documents Escrow Agent or at such other location as the Parties to such Closing shall mutually agree. In the event any Purchaser becomes a Party to the Securities Purchase Agreement after the date of execution by the initial Purchaser(s) thereto, on the one hand, and the Company, on the other hand, whether before or after the initial Closing, such Purchaser and the Company shall be deemed to have executed the Securities Purchase Agreement with respect to such Purchaser as of the date of such initial execution, and all schedules and exhibits thereto shall automatically and appropriately be updated to reflect such subsequent Purchaser as a Party thereto.

2.2 Escrow. [Intentionally Omitted].

2.3 Closing Conditions.

(a)

Conditions Precedent to Obligation of Purchaser(s) to Purchase. The obligation of each Purchaser to purchase the Securities from the Company at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser (as to itself only) at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)

Representations and Warranties. The representations and warranties of the Company set forth in the Securities Purchase Agreement and other Transaction Documents (including without limitation the representations and warranties of the Company set forth in Article III below) shall be true and correct in all respects as of the date of the Securities Purchase Agreement and as of and as though made on the Closing Date, except that (A) for those representations and warranties not qualified as to materiality or a Material Adverse Effect, such representations and warranties shall be true and correct in all material respects, and (B) to the extent that any such representation or warranty speaks as of a specific earlier date, such representation or warranty shall be true and correct in all respects (or all material respects if such representation or warranty is not qualified as to materiality or a Material Adverse Effect) as of such earlier date.

(ii)

Covenants. The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing.

(iii)

Consents and Filings. The Company shall have (A) obtained any and all governmental, regulatory and/or third party consents, permits, approvals, licenses, authorizations, registrations and waivers, and (B) made all filings under all applicable federal, state and foreign securities laws, in each case as necessary for the consummation of the purchase and sale of the Securities and the Transactions, to the extent such consents, permits, approvals, registrations, waivers and filings must be made on or prior to the Closing Date, all of which shall be in full force and effect.

(iv)

No Injunction. No statute, rule, regulation, judgment, writ, order, award, decree, ruling or injunction shall have been enacted, entered, promulgated, issued or endorsed by, and no Action shall have been instituted by, any court, arbitrator, tribunal or governmental agency, authority or official of competent jurisdiction that prohibits, enjoins, prevents, alters or materially delays the consummation of the Transactions or materially and adversely affects or potentially materially and adversely affects the business or operations of the Company.

(v)

No Adverse Changes. Since the date of execution of the Securities Purchase Agreement, no event or series of events shall have occurred that has had, or would reasonably be expected to have or result in, a Material Adverse Effect.

(vi)

No Suspension of Trading or Adverse Markets. Since the date of execution of the Securities Purchase Agreement (A) trading in and/or quotation of the Common Stock on the Principal Market shall not have been suspended by the Commission or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), (B) trading generally shall not have been suspended or materially limited, nor shall minimum or maximum prices or a maximum range for prices have been established, in or on securities traded on any Eligible Market by the Commission, any such Eligible Market or by another regulatory body or governmental authority having jurisdiction, (C) no general moratorium on commercial banking activities in excess of one Trading Day shall have been declared by either federal or New York state authorities nor shall any material disruption in excess of one Trading Day have occurred in

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commercial banking or securities settlement or clearance services in the United States, and (D) there shall not have occurred (1) any material outbreak or escalation of hostilities or acts of terrorism involving the United States or any declaration by the United States of a national emergency or war, or (2) any other national or international calamity or crisis of such magnitude to cause, or would reasonably be expected to cause, a material adverse effect on financial markets in general, or any material adverse change in general economic, political or financial conditions or financial markets in the United States or elsewhere, if the effect of any such event specified in this clause (D), in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to proceed with the completion of the sale of and payment for the Securities on the Closing Date on the terms and in the manner contemplated by the Securities Purchase Agreement.

(vii)

Minimum and/or Maximum Investment Amounts. The aggregate Subscription Amount for all Purchasers at the Closing, together with the aggregate Subscription Amount for all Purchasers at any and all Closings occurring prior to such Closing, shall at least be equal to the Minimum Aggregate Investment Amount, if any, but shall not exceed the Maximum Aggregate Investment Amount, if any.

(viii)

Closing Deliverables. The Company shall have delivered or caused to be delivered to such Purchaser, or to the Documents Escrow Agent on behalf of such Purchaser effective upon the Closing, the following (collectively, “Company Closing Documents”):

(A)	Securities.

(1)	[Intentionally Omitted]; and

(2)

One or more original Notes, registered in the name of such Purchaser and in such denominations as may be indicated by such Purchaser in writing to the Company, in the aggregate original principal amount of Notes purchased by such Purchaser pursuant to the Securities Purchase Agreement; and

(3)

One or more original Warrants, registered in the name of such Purchaser and in such denominations as may be indicated by such Purchaser in writing to the Company, purchased by such Purchaser pursuant to the Securities Purchase Agreement entitling such Purchaser to purchase in the aggregate such number of Warrant Shares as is determined in accordance with Section 2.1(a)(iv) above or as otherwise indicated in the Securities Purchase Agreement; and

(4)	[Intentionally Omitted];

provided, however, that in lieu of delivering any original Note or Warrant or certificate for Preferred Shares on the Closing Date as contemplated in this Section 2.3(a)(viii)(A), a true copy of the face page and executed signature page of such Note, Warrant or certificate may be delivered by facsimile or e-mail, provided that such Note, Warrant or certificate shall be delivered as soon as practicable following, but no later than, five (5) Business Days following the Closing Date (which delivery of original securities shall be a condition subsequent to the occurrence of the Closing);

(B)

Legal Opinion. One or more opinion letters dated as of the Closing Date, addressed and delivered to such Purchaser by the Company’s independent legal counsel(s) reasonably acceptable to such Purchaser, covering such matters that are customarily given by issuer counsel to investors in PIPE Transactions, which opinion letters shall be in form, substance and scope reasonably acceptable to such Purchaser or substantially as set forth as an exhibit to the Securities Purchase Agreement (“Legal Opinion”);

(C)

Officer’s Certificate. A certificate dated as of the Closing Date, executed and delivered by the President, Chief Executive Officer or Chief Financial Officer of the Company to such Purchaser, certifying that the conditions specified in clause (i) and (ii) of this Section 2.3(a) have been satisfied;

(D)

Secretary’s Certificate. A certificate dated as of the Closing Date, executed and delivered by the Secretary of the Company, and by the Secretary of each Subsidiary executing a Transaction Document, to such Purchaser, certifying as to (1) the incumbency and specimen signature of each officer of the Company and each Subsidiary executing the Transaction Documents on behalf of the Company and such Subsidiary, (2) the true, correct and complete nature of the Company’s and such Subsidiary’s current Certificate of Incorporation and By-laws, and (3) the true, correct and complete nature of resolutions duly adopted by the Company’s

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and such Subsidiary’s Board of Directors authorizing the execution and delivery of the Transaction Documents and consummation of the Transactions on behalf of the Company and such Subsidiary, including without limitation the Company’s issuance of the Securities;

(E)

Good Standing. Certificate(s) evidencing (1) the incorporation or organization and good standing of the Company in the jurisdiction of its incorporation or organization, and (2) the good standing of the Company in each jurisdiction where it is qualified to do business, in each case dated as of a date within ten (10) Business Days prior to the initial (or sole) Closing Date;

(F)	[Intentionally Omitted];

(G)	[Intentionally Omitted]; and

(H)

Other Documents. Such other agreements and/or documents as may be required to be executed and/or delivered on or prior to Closing pursuant to the Securities Purchase Agreement or as reasonably requested by such Purchaser, in each case duly executed and delivered by the applicable Person(s) who are party thereto.

(b)

Conditions Precedent to Obligation of Company to Sell. The obligation of the Company to sell and issue the Securities to a Purchaser at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing such Purchaser with prior written notice thereof:

(i)

Representations and Warranties. The representations and warranties of such Purchaser set forth in the Securities Purchase Agreement and other Transaction Documents (including without limitation the representations and warranties of such Purchaser set forth in Article III below) shall be true and correct in all respects as of the date of the Securities Purchase Agreement and as of and as though made on the Closing Date, except that (A) for those representations and warranties not qualified as to materiality, such representations and warranties shall be true and correct in all material respects, and (B) to the extent that any such representation or warranty speaks as of a specific earlier date, such representation or warranty shall be true and correct in all respects (or all material respects if such representation or warranty is not qualified as to materiality) as of such earlier date.

(ii)

Covenants. Such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(iii)

No Injunction. No statute, rule, regulation, judgment, writ, order, award, decree, ruling or injunction shall have been enacted, entered, promulgated, issued or endorsed by, and no Action shall have been instituted by, any court, arbitrator, tribunal or governmental agency, authority or official of competent jurisdiction that prohibits, enjoins, prevents, alters or materially delays the consummation of the Transactions.

(iv)

Closing Deliverables. Such Purchaser shall have delivered or caused to be delivered, effective upon the Closing, the following to the Company or to the Funds Escrow Agent or Documents Escrow Agent (as the case may be) on behalf of the Company:

(A)

Subscription Amount. Such Purchaser’s Subscription Amount paid in United States dollars, in immediately available funds, via wire transfer or certified (or cashier’s) check, to the Escrow Account (or if there is no Escrow Agreement, such account designated by the Company in writing for such purpose); and

(B)

Other Documents. Such other agreements and/or documents, duly executed by such Purchaser, as may be required to be executed and delivered by such Purchaser on or prior to Closing pursuant to the Securities Purchase Agreement (“Purchaser Closing Documents”) to the Documents Escrow Agent (or if there is no Documents Escrow Agreement, the Company).

2.4 Termination. In the event that the Closing shall not have occurred with respect to any Purchaser on or before 5:00 PM Eastern (New York) time on the Securities Purchase Agreement Termination Date, the Securities Purchase Agreement may be terminated by such Purchaser or the Company, with respect to such Purchaser’s obligations under the Securities Purchase Agreement only and without any effect whatsoever on the obligations between the Company and any other Purchaser (except to the extent any such termination may affect the Minimum Aggregate Investment Amount, if any), by written notice to the other Party, provided that such terminating Party has not breached the Securities Purchase Agreement. Any Purchaser, on behalf of itself only, shall have the right to terminate this Agreement by giving written notice to the Company at any time on or prior to the Closing Date, without liability on the part of such Purchaser to the Company, if prior to delivery and payment for the Securities any of the events

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described in clauses (v) or (vi) of Sections 2.3(a) above have occurred. Notwithstanding anything contained herein, any termination pursuant to this Section 2.4 shall not affect (a) any Party’s right to seek and obtain damages for any breach by the other Party of the Securities Purchase Agreement (or alternatively seek specific performance), or (b) the Company’s obligation to pay any and all expenses it is required to pay under the Securities Purchase Agreement or other agreement(s) between the Parties and to indemnify the applicable Indemnified Purchaser Party thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Mutual Representations and Warranties. Each of the Company and each Purchaser, severally and not jointly, hereby represents and warrants as to itself only, as of the date of execution of the Securities Purchase Agreement and as of the Closing Date, that:

(a)

Organization and Existence; Authority/Capacity. Such Party, if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full right, power and authority to enter into the Transaction Documents to which it is a party and to consummate the Transactions and otherwise to carry out, perform and discharge its obligations under such Transaction Documents. Such Party, if a natural person, has the legal capacity to enter into the Transaction Documents to which such Party is a party.

(b)

Execution and Validity. The execution, delivery and performance by such Party of the Transaction Documents to which such Party is a party, and the consummation by such Party of the Transactions, have been duly authorized by all necessary corporate, partnership or similar action on the part of such Party and no further action is required by such Party in connection therewith. Each Transaction Document to which such Party is a party (i) has been, or upon delivery will have been, duly executed and delivered by such Party (unless such Party is a Purchaser and is not required to execute such Transaction Document, such as any Note, Certificate of Designation or Security Document), and (ii) assuming the valid execution and delivery of such Transaction Document by the other Party(ies) thereto (unless such other Party is a Purchaser and is not required to execute such Transaction Document, such as any Note, Certificate of Designation or Security Document), will constitute the valid and legally binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, and other similar laws of general application affecting enforcement of creditors’ rights generally, (B) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity relating to enforceability

(regardless of whether considered in a proceeding at law or in equity), or (C) indemnification and contribution provisions which are void as against public policy.

(c)

No Conflicts. The execution, delivery and performance of the Transaction Documents by such Party, and the consummation by such Party of the Transactions, do not and will not (i) conflict with or violate any provision of such Party’s (or any of its Subsidiaries’) Organizational Documents, (ii) conflict with, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of such Party or any of its subsidiaries pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which such Party (or any of its Subsidiaries) is a party or by which any property or asset of such Party (or any of its Subsidiaries) is bound or affected, except to the extent such conflict, breach, default, Lien or right would not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on such Party, or (iii) result in a violation of any constitution, statute, law, rule, regulation, order, judgment, injunction, decree, ruling, charge or other restriction of any court or governmental authority to which such Party (or any of its Subsidiaries) is subject (including without limitation federal, state and foreign securities laws and regulations) or by which any material property or asset of such Party (or any of its Subsidiaries) is bound or affected, except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on such Party.

3.2 Purchaser Representations and Warranties. Each Purchaser, severally and not jointly, hereby represents and warrants as to itself only, as of the date of execution of the Securities Purchase Agreement and as of the Closing Date, that, except as otherwise disclosed by such Purchaser in writing to the Company:

(a)

Company Information. Such Purchaser, its representatives and its advisors (i) have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries that have been requested by such Purchaser and, to its knowledge, all materials relating to the offer and sale of the Securities, and (ii) have been afforded the opportunity to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the Offering. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser, its representatives or its advisors shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal, tax and investment advice as it has

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considered necessary to make an informed decision with respect to its acquisition of the Securities and understands that the Company is not providing any accounting, legal, tax or investment advice.

(b)

Experience of Purchaser; Risks of Purchase. Such Purchaser, either alone or together with its purchaser representative(s) (as defined in Rule 501 of Regulation D, as amended, under the Securities Act), has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the purchase of the Securities, and such Purchaser understands that its purchase of the Securities involves a high degree of risk. Such Purchaser (i) has so evaluated the merits and risks of such purchase, (ii) is able to bear the economic risk of such purchase, (iii) is able to hold the Securities for an indefinite period of time, and (iv) at the present time, can afford a complete loss of its purchase of the Securities.

(c)

Purchaser Status. Such Purchaser was, is and will be an “accredited investor” as defined in Rule 501 of Regulation D, as amended, under the Securities Act (i) as of the time such Purchaser was offered the Securities, (ii) upon execution of the Securities Purchase Agreement, (iii) upon Closing, and (iv) on each date on which it converts, exercises, exchanges or otherwise receives Underlying Shares pursuant to any Securities. Such Purchaser is not, and is not required to be, registered as a broker-dealer under Section 15 of the Exchange Act.

(d)

Investment Intent. Such Purchaser is purchasing the Securities, and any Underlying Shares it may purchase or acquire, for its own account and not with a view to, or for offer or resale in connection with, the public sale or distribution thereof in violation of the Securities Act or any applicable state or foreign securities laws and has no direct or indirect arrangement or understandings with any other Person to distribute such Securities or Underlying Shares in violation of the Securities Act or such state or foreign securities laws; provided, however, that by making the foregoing representation and warranty, such Purchaser does not agree to hold any of the Securities or any Underlying Shares for any minimum length of time or other specific term and reserves the right to dispose of the Securities and Underlying Shares at any time in accordance with the Securities Act and any applicable state or foreign securities laws applicable to such disposition (except as may otherwise be specifically set forth in any Transaction Document to which such Purchaser is a party). Such Purchaser is acquiring the Securities in the ordinary course of its business.

(e)

General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)

Brokers and Finders. Such Purchaser has not engaged a placement agent or broker in connection with the transactions contemplated hereby, and to such Purchaser’s knowledge, such Purchaser has taken no action which would give rise to any claim by any Person for any commissions, broker’s fee, finder’s fee or similar fee payable by the Company to any Person in connection with or resulting from the Securities Purchase Agreement or the Transactions, except for the Placement Fee.

(g)

Short Sales and Confidentiality Prior to Disclosure of Transactions. Other than the Transactions, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any acquisition or disposition, including Short Sales (whether or not against the box), of any securities of the Company since such Purchaser first received a term sheet (written or oral) from the Company, any Placement Agent or any other Person setting forth the material terms of the Transactions or was first contacted by any Placement Agent or the Company with respect to the Transactions, including without limitation establishing any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock or granting any right (including without limitation any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from, the Common Stock, whether or not to directly or indirectly hedge such Purchaser’s position in the Securities, provided that if the material terms of the Transactions have been publicly disclosed such Purchaser may have purchased or sold securities of the Company a reasonable time after such disclosure. Notwithstanding the foregoing, if such Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the decision to purchase the Securities under the Securities Purchase Agreement. Other than to other Persons party to the Securities Purchase Agreement or to such Purchaser’s representatives and advisors, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with the Transactions (including the existence and terms of the Transactions) to the extent such disclosures constituted material non-public information of the Company.

3.3 Purchaser Acknowledgments. Each Purchaser, severally and not jointly, hereby acknowledges and understands, as to itself only, as of the date of execution of the

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Securities Purchase Agreement and as of the Closing Date, that:

(a)

Reliance on Exemptions. The Securities are being offered and sold to such Purchaser in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws, and the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(b)

No Governmental Review. No United States federal or state agency or any other government or governmental agency or authority has (i) reviewed, passed on or made any recommendation or endorsement of the Offering, the Securities or the fairness or suitability of the investment in or purchase of the Securities or the terms of the Offering, or (ii) passed upon or endorsed the merits of the Offering.

(c)

Restricted Securities. The Offering and Securities have not been registered under the Securities Act or applicable state securities laws, and therefore the Securities and any Underlying Shares constitute “restricted securities” as defined in Rule 144 under the Securities Act and may be resold without registration under the Securities Act only in certain limited circumstances.

3.4 Company Representations and Warranties. Except to the extent otherwise set forth in the Disclosure Schedule or a Recent Report, the Company hereby makes the following representations and warranties, as of the date of execution of the Securities Purchase Agreement and as of the Closing Date, to each Purchaser:

(a)

Subsidiaries. Each Subsidiary of the Company is listed in an exhibit to the Company’s most recent Annual Report. The Company directly or indirectly owns all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued, fully paid, non-assessable and free of preemptive and similar rights. Each Subsidiary is an entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries.

(b)	Qualification. The Company has the corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(c)	Organizational Documents. The Company has furnished to each Purchaser true and correct copies of the Company’s Certificate of Incorporation and the Company’s By-Laws.

(d)

Filings, Consents and Approvals. The Company is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing, qualification or registration with, any court or other federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Registration Statement to the extent required under the Securities Purchase Agreement, (ii) the application(s) to the Principal Market for the listing of any Shares and Underlying Shares for trading thereon, and (iii) such filings as are required to be made under applicable state and federal securities laws for exemption from registration under such laws or to disclose the Transactions. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities or any Underlying Shares upon the conversion, exercise or exchange of or otherwise pursuant to any Securities.

(e)

Issuance and Reservation of Securities. The Securities are duly authorized. Any Shares, Preferred Shares and Underlying Shares, when issued and paid for in accordance with the terms of Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved for issuance under the Securities Purchase Agreement and upon conversion, exercise, exchange or otherwise pursuant to the Securities at least such amount of shares of Common Stock as is equal to the Minimum Reserve from its duly authorized capital stock.

(f)

Capitalization. The number of shares of Common Stock (and of each class thereof, if more than one), and of each series and/or class of preferred stock, of the Company authorized, issued and outstanding is as set forth in the Company’s Most Recent Fiscal Report. All of the outstanding shares of capital stock of the Company have been issued in compliance with all federal, state and foreign securities laws, have been duly authorized and validly issued, and are fully paid and non-assessable, and none were issued in violation of any preemptive rights,

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rights or first refusal or similar rights to subscribe for or purchase or acquire any securities of the Company. The Disclosure Schedule sets forth (i) all outstanding options, warrants, calls, scrip, securities, rights and obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire from the Company, directly or indirectly, any shares of capital stock of the Company, and (ii) all contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to directly or indirectly issue additional shares of capital stock of the Company. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Transactions, which right has not been (or will not have been) complied with or waived prior to the Closing, and the issuance and sale of the Securities to the Purchasers and/or the sale or issuance of any Underlying Shares directly or indirectly pursuant to the terms of the Transaction Documents (including the Securities) will not (A) obligate the Company to issue shares of Common Stock or other securities to any Person under any agreement, warrant or otherwise, (B) directly or indirectly effectively cause an adjustment to the then current conversion, exercise, exchange or reset price under any of the Company’s outstanding securities or agreements, or (C) obligate the Company to redeem or purchase, increase the interest rate or dividend yield on, or otherwise adversely affect the terms of, any of the Company’s outstanding securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company (other than rights which have been waived in connection with the Transactions).

(g)

Public Filings. The Company has filed all reports, statements and documents required to be filed by it under the Securities Act and the Exchange Act, including without limitation pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years immediately preceding the date of the Securities Purchase Agreement on a timely basis or has received a valid extension of such filing time and filed such extended filings prior to the expiration of any such extension. Each report, statement and document filed by the Company with the Commission under the Securities Act or the Exchange Act during the two years immediately preceding the date of the Securities Purchase Agreement complied in all material respects with the requirements of the Securities Act or Exchange Act, as the case may be, and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date filed. No event or circumstance has occurred on or prior to the date of the Securities Purchase Agreement or the Closing Date, as the case may be, which would require the Company to disclose such event or circumstance in order to make the statements in the Recent Reports, in light of the circumstances under which they were made, not misleading but which has not been so disclosed.

(h)

Financial Statements. The financial statements of the Company and its Subsidiaries, together with the related notes and schedules thereto, contained or incorporated by reference in the Recent Reports, comply as to form and substance in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP (or IFRS if the Company is a foreign issuer), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP (or IFRS if the Company is a foreign issuer). Such financial statements fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended (subject to normal, immaterial, year-end audit adjustments for unaudited statements).

(i)

Undisclosed Liabilities. The Company and its Subsidiaries have no Liabilities which are not disclosed in the Most Recent Fiscal Report, other than those Liabilities incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses since the date of the financial statements contained in the Most Recent Fiscal Report which Liabilities, individually or in the aggregate, do not have, and could not reasonably be expected to result in, a Material Adverse Effect.

(j)	Material Changes. Since the date of the latest audited financial statements included within the most recent Annual Report:

(i)

there has been and there exists no event, occurrence, circumstance, condition or development (whether with or without notice or the passage of time or both) that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)

the Company and its Subsidiaries have not incurred any Liabilities (including assumptions of debt and guarantees of the obligations of others) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practices, and (B) Liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP (or IFRS if the Company is a

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foreign issuer) or required to be disclosed in filings made with the Commission;

(iii)	the Company has not altered its method of accounting;

(iv)

the Company and its Subsidiaries have not (A) declared or made any dividend or distribution of cash or other property to its stockholders, (B) purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (C) sold, assigned, transferred or licensed any assets (whether tangible or intangible), or cancelled or waived any debt or claim, outside of the ordinary course of business in any material amount, individually or in the aggregate, or waived any right of significant value, (D) made capital expenditures in any material amount, individually or in the aggregate, (E) satisfied or discharged any Lien or paid any obligation of the Company, except in the ordinary course of business, (F) incurred any Lien on any asset (other than purchase money security interests or in connection with capital or equipment leases), or (G) made any loans, advances or capital contributions to, or investments in, any Person in any material amount;

(v)

there have been no amendments to or changes in the Certificate of Incorporation or Bylaws of the Company or its Subsidiaries (other than on account of the filing of the Certificate of Designation in connection with any Preferred Shares to be issued under the Securities Purchase Agreement);

(vi)

there has not been any damage, destruction or loss (whether or not covered by insurance) that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect;

(vii)

the Company and its Subsidiaries have not directly or indirectly issued any equity securities or securities convertible into or exercisable or exchangeable for equity securities of the Company (including without limitation any Convertible Securities or Options), other than to officers, directors or employees of the Company or its Subsidiaries in the ordinary course of business pursuant to existing stock option plans duly adopted by the Company;

(viii)	the Company and its Subsidiaries have not materially changed any officer compensation except in the ordinary course of business and consistent with past practices; and

(ix)	the Company and its Subsidiaries have not entered into, amended, relinquished, terminated or failed to renew any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business.

(k)

Litigation. There is no Action pending or, to the knowledge of the Company, threatened or contemplated against or affecting the Company, any of its Subsidiaries or any of their respective properties which could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or Liability under federal or state or foreign securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by, nor suspended the trading of any security of, the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(l)

Environment, Health, and Safety Matters. Except where the failure to so comply or to obtain such Permit could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries (i) are in compliance with all Environmental, Health and Safety Laws, (ii) have received all Permits required of them under applicable Environmental, Health and Safety Laws for the occupation of their respective facilities and the operation of their respective businesses, and (iii) are in compliance with all terms and conditions of each such Permit. To the Company’s knowledge neither the Company nor any Subsidiary is subject to any material Liability or potential material Liability relating to any of their respective operations or facilities arising under any Environmental, Health and Safety Laws. Neither the execution of the Securities Purchase Agreement nor the consummation of the Transactions will result in any material obligations pursuant to any so-called “transaction-triggered” or “responsible property transfer” Environmental, Health and Safety Laws.

(m)

Employee/Labor Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No material labor dispute exists or, to the Company’s knowledge, is imminent or threatened with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws and regulations with respect to labor, employment and employment practices and benefits, terms and conditions

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of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except for matters which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the Company’s knowledge there is no (i) Action pending or threatened against the Company or its Subsidiaries arising out of or under collective bargaining agreements or any actual or alleged unfair labor practice, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or its Subsidiaries, (iii) union representation dispute currently existing concerning the employees of the Company or its Subsidiaries, or (iv) union organizing activities currently taking place concerning the employees of the Company or its Subsidiaries. The Company is not aware that any current Executive Officer or any other key employee or significant group of employees of the Company or any Subsidiary plans to leave the Company or otherwise terminate employment with the Company, and neither the Company nor any of its Subsidiaries is subject to any Liability as a result of the hiring, promotion, pay or continued employment of such employee or with respect to any information obtained from any such employee. To the Company’s knowledge, no current or former Executive Officer of the Company is in violation of any material term of any employment agreement, confidentiality agreement, non-competition agreement or any other similar agreement or any restrictive covenant, whether with the Company or a third party.

(n)

ERISA. The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of ERISA. No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any Liability; the Company and its Subsidiaries have not incurred and do not expect to incur Liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the IRC; and each “pension plan” for which the Company or any of its Subsidiaries would have any Liability that is intended to be qualified under Section 401(a) of the IRC is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(o)

Violations or Defaults. Neither the Company nor any of its Subsidiaries is in violation of the provisions of its Organizational Documents. Except as would not have or reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries is in violation of or default under (and no event has occurred which has not been waived that with notice or lapse of time or both, would result in a violation of or default by the Company or any Subsidiary under), nor has the

Company or any of its Subsidiaries received notice of a claim that it is in violation of or default under:

(i)

any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected (whether or not such default or violation has been waived);

(ii)	any judgment, decree or order of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties; or

(iii)	any statute, ordinance, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business.

(p)

Regulatory Permits. The Company and its Subsidiaries have made all filings, applications and submissions required by, and own or possess and are in compliance with, all Permits necessary to conduct their businesses as presently conducted or as proposed to be conducted in the Recent Reports, except where the failure to so make such filing, application or submission or so own or possess such Permits or so comply would not have or reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. All Permits possessed by the Company and its Subsidiaries have been duly issued or obtained, are valid and are in full force and effect. Neither the Company nor any Subsidiary has received any notice of any violation of any such Permits or of Actions relating to the limitation, revocation, withdrawal, suspension, cancellation or modification of any such Permits, and to the Company’s knowledge (i) the Company and its Subsidiaries have not engaged in any activity that would cause the limitation, revocation, withdrawal, suspension, cancellation or modification of any such Permits and (ii) no facts currently exist which could reasonably be expected to cause such Permits to be limited, revoked, withdrawn, suspended, cancelled, modified or not renewed by the applicable governmental authorities in the ordinary course, except in each case for such limitation, revocation, withdrawal, suspension, cancellation, modification or non-renewal which would not have or reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents do not and will not adversely affect the status of any of the Permits.

(q)

Tangible Assets. The Company and its Subsidiaries own or lease all buildings, machinery, equipment and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted as set forth in the Recent

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Reports. Each such tangible asset is suitable in all material respects for the purposes for which it presently is used and presently is proposed to be used as set forth in the Recent Reports. The Company and its Subsidiaries have good and valid title to all real and personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as a whole, free and clear of all Liens other than Liens which do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any such title to real property is marketable and indefeasible in fee simple. Any property or facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, without any Liens thereon (except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries), and the Company and its Subsidiaries are in compliance with all such leases in all material respects.

(r)

Intellectual Property. The Company and its Subsidiaries own, or possess adequate rights or licenses to use, all Intellectual Property necessary or material for use in connection with their respective businesses as described in the Recent Reports, except where the failure to so own or possess the same could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect. Except for such expirations and terminations that would not individually or in the aggregate be reasonably likely to result in a Material Adverse Effect, none of the Company’s nor its Subsidiaries’ Intellectual Property have expired or terminated or are expected to expire or terminate within five (5) years from the Closing Date. Except as would not individually or in the aggregate be reasonably likely to result in a Material Adverse Effect, the Company and its Subsidiaries do not have any knowledge of any infringement, interference, violation or misappropriation by the Company or its Subsidiaries of or with any Intellectual Property of other Persons, and there is no Action being made or brought against, or to the Company’s knowledge being threatened against, the Company or any of its Subsidiaries regarding infringement, interference, violation or misappropriation of the Intellectual Property of other Persons. To the Company’s knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any of its Subsidiaries. With respect to any material Intellectual Property owned by other Persons and used by the Company or its Subsidiaries, or owned or licensed by the Company or its Subsidiaries and licensed or sublicensed to third parties, such use is governed by a license, sublicense or similar agreement which is legal, valid, binding and enforceable and in full force and effect. Except for such breach, default or event which would not individually or in the aggregate be reasonably expected to cause a Material Adverse Effect (i) the Company and its Subsidiaries are not in breach or default under any such agreement, (ii) to the Company’s knowledge no counterparty to the Company or any Subsidiary is in breach or default under any such agreement, and (iii) to the Company’s knowledge no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification or acceleration of or under such agreement. Except as would not individually or in the aggregate be reasonably expected to result in a Material Adverse Effect, the Company and its Subsidiaries do not have any knowledge of any new products, inventions, technical information, trade secrets, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which could reasonably be expected to supersede or make obsolete any product or process of the Company and its Subsidiaries. The Company and its Subsidiaries have taken (A) reasonable security measures to protect the confidentiality of all of their trade secrets necessary or desirable to conduct their business as described in the Recent Reports, and (B) reasonable commercial efforts in accordance with sound business practices and judgment to establish, maintain, safeguard and protect each of the Intellectual Property rights that it owns or uses where the failure to take such efforts would cause or be reasonably likely to cause a Material Adverse Effect.

(s)

Insurance. The Company and its Subsidiaries maintain or are covered by insurance provided by recognized, financially sound and reputable institutions against such losses, liabilities, claims and risks and in such amounts as management of the Company reasonably believes are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. With respect to each such insurance policy (i) such policy is legal, valid, binding, enforceable, and in full force and effect, (ii) neither the Company nor any of its Subsidiaries nor any other party to such policy is in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and (iii) no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination, modification or acceleration, under such policy. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t)

Tax Matters. The Company and each of its Subsidiaries (i) has timely made or filed (or timely filed applicable extensions therefore) all Tax Returns required to be made or filed by it in any jurisdiction in which it is subject to tax, (ii) has paid (or has had paid on its behalf) all Taxes and other governmental assessments and charges owed by it that are material in amount and due (whether or not

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shown on any Tax Return), except those being contested in good faith and for which the Company has made appropriate reserves in its financial statements, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary, and (iii) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply, except for such Taxes and Tax Returns the failure to pay and set aside, and file, respectively, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the Company’s knowledge, there is no basis for any such claim. All Tax Returns were correct and complete in all material respects. No claim has ever been made by an authority in a jurisdiction in which neither the Company nor any of its Subsidiaries files any Tax Returns that the Company or any Subsidiary may be subject to taxation by such jurisdiction. There are no Liens on any of the assets of the Company or of any its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax. The Company does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed.

(u)

Products and Services. The products sold and/or leased and/or services rendered by the Company and its Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Company or any of its Subsidiaries has any material Liability for replacement, repair or re-servicing thereof or other damages in connection therewith, subject only to any reserve for product warranty claims set forth in the Most Recent Fiscal Report as appropriately adjusted for operations and transactions through the Closing Date consistent with industry customs and past practices of the Company and its Subsidiaries. To the Company’s knowledge, none of the Company or its Subsidiaries has any material Liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any product sold and/or leased and/or service rendered by the Company and its Subsidiaries.

(v)

Solvency. Based on the financial condition of the Company as of the date of the Securities Purchase Agreement and the Closing Date, the Company (together with its Subsidiaries) is not, and after giving effect to the Transactions will not be, Insolvent. The Company (together with its Subsidiaries) does not intend to incur debts beyond its ability to pay such debts as they become due (taking into account the timing and amounts of cash to be payable on or in respect of its debts). Neither the Company nor any of its Subsidiaries is subject to any bankruptcy, insolvency or similar proceeding. The Company has not filed a petition or commencement of a proceeding under any bankruptcy or insolvency law and, to the Company’s knowledge, none of the Company’s creditors have initiated involuntary bankruptcy or insolvency proceedings against the Company. The Company has no knowledge of any facts or circumstances which would lead it to reasonably believe that (i) it will file a petition or commence a proceeding under any bankruptcy or insolvency law or (ii) one or more creditors of the Company or its Subsidiaries will initiate involuntary bankruptcy or insolvency proceedings against the Company.

(w)

Transactions with Affiliates and Employees. No Related Party is presently, or has been within the past two years, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any Subsidiary (other than directly for services as an employee, officer and/or director) for any material amount, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from, any such Related Party or, to the Company’s knowledge, any Person in which any such Related Party has a substantial interest or is an officer, director, trustee, member or partner. To the Company’s knowledge no Related Party has any direct or indirect ownership interest in any Person (other than ownership of less than 1% of the outstanding common stock of a publicly traded corporation) in which the Company or any of its Subsidiaries has any direct or indirect ownership interest or with which the Company or any of its Subsidiaries competes or has a business relationship. No Related Party owns any asset, whether tangible or intangible, which is used in the business of the Company or any of its Subsidiaries.

(x)

Sarbanes-Oxley. The Company, and to its knowledge all of the Company’s directors or officers in their capacities as such, are in compliance in all material respects with all applicable effective provisions of Sarbanes-Oxley. The Company’s management, with the participation of the Company’s principal executive and principal financial officers (or persons performing similar functions), has evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) as of the end of the Company’s most recent fiscal quarter, or in the case of a foreign private issuer (as defined in Rule 3b-4 of the Exchange Act), as of the end of the Company’s most recent fiscal year, and any negative conclusions about such effectiveness have been presented in a Periodic Report. The Company’s management, with the participation of the Company’s principal executive and principal financial officers (or persons performing similar functions), has evaluated the effectiveness of the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) as of the end of the Company’s most recent fiscal year, and any negative conclusions about such effectiveness have been presented in a Periodic

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Report. Since such year-end there have been no changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls, and since the date of the most recent evaluation of such internal controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of Sarbanes-Oxley with respect to all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission (with the terms “principal executive officer” and “principal financial officer” having the meanings ascribed thereto in Sarbanes-Oxley).

(y)

Internal Accounting Controls. The Company and each of its Subsidiaries maintain systems of internal accounting controls, internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) and disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP (or IFRS if the Company is a foreign issuer) and to maintain asset accountability, (iii) receipts and expenditures are being made only in accordance with authorizations of the Company’s management and Board of Directors, (iv) access to assets is permitted only in accordance with management’s general or specific authorization, (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (vi) material information relating to the Company and its Subsidiaries is made known to the principal executive and principal financial officer(s) (or persons performing similar functions) by others within the Company and its Subsidiaries, particularly during any period in which the Company’s Annual Report or any Quarterly Report is being prepared.

(z)

Corporate Records. The minute books of the Company and each Subsidiary contain all existing records of all meetings and actions of the Board of Directors (and its committees) and the stockholders of the Company and such Subsidiary, respectively, and all such records are complete and accurately reflect, in all material respects, all transactions referred to in such records. There are no material transactions, agreements or other actions that have been consummated by the Company that are not properly approved and/or recorded in such records to the extent required by applicable corporate law or the rules or regulations of the Commission.

(aa)

Brokers and Finders. The Purchaser(s) shall have no Liability or responsibility for the payment of any commission, broker’s fee, finder’s fee or similar fee to any broker, financial advisor, consultant, finder, placement agent, investment banker, bank or other Person in connection with or resulting from the Securities Purchase Agreement or the Transactions by reason of any agreement of or action taken by the Company.

(bb)

Private Placement. Assuming the accuracy of the Purchaser’s(s’) representations and warranties set forth in the Transaction Documents, no registration under the Securities Act is required for (i) the offer and sale of the Securities by the Company to the Purchaser(s) as contemplated in Securities Purchase Agreement, (ii) the sale or issuance of any Underlying Shares in accordance with the terms and conditions set forth in any Notes and/or Warrants, or set forth in any Certificate of Designation for any Preferred Shares, or (iii) the sale or issuance of any Underlying Shares in accordance with the terms and conditions set forth in any other instrument, or in the certificate of designation for any other preferred shares, directly or indirectly issued or sold to the Purchaser(s) pursuant to the Transactions and the Transaction Documents. None of the Company, any Affiliate of the Company, or, to the Company’s knowledge, any Person acting on behalf of the Company or any such Affiliate, has directly or indirectly (A) engaged in any form of general solicitation or general advertising (as such terms are used in Rule 502(c) under the Securities Act) in connection with the offer or sale of the Securities, or (B) offered or sold any security or solicited any offers to buy any security under circumstances that would cause the Offering of the Securities to fail to qualify for an exemption from registration under the Securities Act.

(cc)

Integration. None of the Company, any Affiliate of the Company, or, to the Company’s knowledge, any Person acting on behalf of the Company or any such Affiliate, has directly or indirectly offered or sold any security or solicited any offers to buy any security under circumstances that would cause the Offering of the Securities to be integrated with any prior or current offerings of securities by the Company for purposes of the Securities Act (including any interpretations thereof by the Commission) or any applicable stockholder approval requirements under the rules or regulations of the Principal Market.

(dd)	Investment Company. The Company is not, and upon consummation of the Transactions and after giving effect

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to the application of the proceeds thereof as contemplated the Company will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” or a “business development company,” as such terms are defined in the Investment Company Act. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(ee)

Registration under Exchange Act. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Trading in the Common Stock has not been suspended by the Commission during the past 12 months (except for any suspension of trading of all stocks on an exchange or market in general).

(ff)

Principal Market Listing. The Principal Market on which the Common Stock is currently listed, quoted or traded is an Eligible Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with all the rules, regulations and requirements (including listing and maintenance requirements) of such current Principal Market. The Company has not received any notice (written or oral) from the current Principal Market during the past 12 months to the effect that the Company is not in compliance with the listing or maintenance requirements of such current Principal Market, and the Company has no knowledge of any facts or circumstances that could reasonably lead to suspension or termination of trading of the Common Stock on such current Principal Market. The issuance and sale of the Securities and any Underlying Shares in accordance with the terms of the Transaction Documents does not and will not contravene the rules or regulations of the Principal Market.

(gg)

Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently retained, engaged or employed by the Company, and the Company is current with respect to any fees or disbursements owed to its accountants and lawyers. The accounting firm whose report on the consolidated financial statements of the Company is contained or incorporated by reference in the most recent Annual Report is (i) an independent public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of Sarbanes-Oxley), and (iii) to the Company’s knowledge, not in violation of the auditor independence requirements of Sarbanes-Oxley.

(hh)

Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any anti-takeover, control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Organizational Documents or the laws of its jurisdiction of incorporation or organization that is or could become applicable as a result of the Transactions and/or the Parties exercising their rights and fulfilling their obligations under the Transaction Documents, including without limitation the issuance of the Securities and any Underlying Shares under the Transaction Documents and the Purchaser’s(s’) ownership of the Securities and any Underlying Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change of control of the Company.

(ii)

Disclosure of Company Information and Events. Neither the Company nor any Person acting on its behalf has provided any Purchaser or its counsel with any information that constitutes or might constitute material, non-public information, except for the existence of, and the terms and conditions with respect to, the Transactions. The Company understands and confirms that each Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All written information furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the Transactions is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the Closing Date taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. Except for the Transactions, to the Company’s knowledge no material event, circumstance, Liability or development has occurred or exists, or is contemplated to occur, with respect to the Company or any of its Subsidiaries or their businesses, properties, operations or financial condition which under applicable law, rule or regulation is required to be publicly disclosed or announced at the time this representation is made, or which would be required to be disclosed by the Company on a registration statement filed on Form S-1 or Form F-1 under the Securities Act as of such time, but which has not been so publicly disclosed or announced at least three (3) Trading Days prior to such

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time. The Company does not have pending before the Commission any request for confidential treatment of information. Any statistical, industry-related and market-related data included or incorporated by reference in the Recent Reports are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived in all material respects. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Recent Reports has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj)

Certain Payments and Business Practices. Neither the Company nor any Subsidiary, nor to the Company’s knowledge any Person acting on its behalf, has in the course of its actions for or on behalf of the Company or any of its Subsidiaries directly or indirectly (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense related to any foreign or domestic political activity, (ii) made and/or failed to fully disclose any unlawful payment (including without limitation any bribe, rebate, payoff, influence payment or kickback) to any foreign or domestic government official, political party, employee or campaigns from corporate funds, or (iii) violated or is in violation of, in any material respect, any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any treaties of the United States similar to such Act. Neither the Company nor any Subsidiary has directly or indirectly (A) received any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Company or any Subsidiary has done business, or (B) given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business (or assist in connection with any actual or proposed transaction) of the Company or any Subsidiary, in each case which (1) may subject the Company or any Subsidiary to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, or (2) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Company or any Subsidiary in any material respect or subject the Company or any Subsidiary to any Action or material penalty.

(kk)

Money Laundering. Neither the Company nor any Subsidiary, nor to the Company’s knowledge any director, officer, agent, employee or affiliate of the Company or any Subsidiary or any other Person acting on its behalf (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23,

2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order or subject to any U.S. sanctions administered by OFAC. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no Action involving the Company or any Subsidiary with respect to Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any Subsidiary.

(ll)

Manipulation of Price. The Company has not, and to the Company’s knowledge no Person acting on its behalf has, directly or indirectly taken any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in violation of Regulation M under the Exchange Act.

(mm)

Off Balance Sheet Arrangements. There is no material transaction, arrangement or other relationship between the Company and an unconsolidated entity (or other entity whose assets and liabilities are not reflected on the Company’s balance sheet) that is required to be disclosed by the Company in its Periodic Reports and is not so disclosed.

(nn)	“Shell” Company. The Company is not and has never been a Shell Company.

(oo)

Equal Treatment of Purchasers. The Company has not, directly or indirectly, made any agreement or arrangement with any Purchaser relating to the terms or conditions of the Transactions except as set forth in the Transaction Documents.

3.5 Company Acknowledgments. The Company hereby acknowledges and understands, as of the date of execution of the Securities Purchase Agreement and as of the Closing Date, that:

(a)	Purchase of Securities. Each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to

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the Transaction Documents and the Transactions. No Purchaser is (i) an officer, director or Affiliate of the Company, or (ii) to the Company’s knowledge, a beneficial owner of more than 10% of the Common Stock (as determined in accordance with Rule 13d-3 of the Exchange Act). No Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents or the Transactions and any advice given by any Purchaser or any of its respective representatives or agents in connection with the Transaction Documents or the Transactions is merely incidental to such Purchaser’s purchase of the Securities. The Company’s decision to enter into the Transaction Documents has been based solely on the Company’s and its representatives’ independent evaluation of the Transactions.

(b)

Trading Activity. Except as may otherwise be specifically set forth in the Securities Purchase Agreement or any other Transaction Document, and subject to applicable securities laws and regulations (i) no Purchaser has agreed to hold the Securities or any Underlying Securities for any minimum or specified period of time, and each Purchaser may purchase or sell, long or short, any securities issued by the Company or any “derivative” securities based on securities issued by the Company, (ii) past or future open market or other transactions by any Purchaser, including without limitation Short Sales or “derivative” transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counterparties in “derivative” transactions to which any such Purchaser is a party, may directly or indirectly presently have a “short” position in the Common Stock, and no Purchaser shall be deemed to have any affiliation with or control over any arm’s-length counterparty in any “derivative” transaction, (iv) each Purchaser may engage in hedging activities at various times during the period that the Securities or any Underlying Shares are outstanding, including without limitation during any periods that the value or amount of any Underlying Shares deliverable directly or indirectly upon conversion, exercise or exchange of or otherwise pursuant to any Securities is being determined, and any such hedging activities could reduce the market price of the Company’s publicly-traded securities at and after the time that such hedging activities are being conducted, and (v) any such hedging activities do not constitute a breach of any of the Transaction Documents by such Purchaser.

(c)

Dilutive Effect. If any Notes, Preferred Shares or Warrants are issued pursuant to the Securities Purchase Agreement, the number of Underlying Shares issuable upon conversion, exercise and/or exchange of or otherwise pursuant to such Securities may increase, or the applicable Conversion Price, Exercise Price or Exchange Price may decrease, in each case in certain circumstances in accordance with the terms of the Transaction Documents, which increase or decrease may be substantial depending upon the terms of the Transactions and the Transaction Documents and such circumstances and market conditions.

ARTICLE IV

COVENANTS

4.1 Best Efforts. Each Party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as set forth in the Securities Purchase Agreement, including Article II hereof, such that each Closing shall occur as promptly as practicable following execution of the Securities Purchase Agreement.

4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) or take any action or steps that would be cause the offer, sale or issuance of the Securities or any Underlying Shares to be integrated with another offering or sale (a) in a manner that would require registration under the Securities Act of the issuance of any of the Securities or Underlying Shares to the Purchasers (other than such registration as contemplated in Article VI below), or (b) for purposes of the rules and regulations of the Principal Market (including without limitation any rule or regulation requiring stockholder approval for the sale or issuance of the Securities or all Underlying Shares to the Purchaser(s) (or other holder(s) of Securities), without regard to any Maximum Share Issuance limitation under the Securities Purchase Agreement).

4.3 Insurance. Prior to the Covenant Expiration Date the Company and its Subsidiaries shall maintain in full force and effect insurance reasonably believed by the Company to be adequate coverage (a) on all assets and activities, covering property loss or damage and loss of income by fire or other hazards or casualty, and (b) against all liabilities, claims and risks for which it is customary for companies similarly situated to the Company to insure, including without limitation applicable product liability insurance, required workmen’s compensation insurance, and other insurance covering injury or damage to persons or property. The Company shall promptly furnish or cause to be furnished evidence of such insurance to each Purchaser so requesting same, in form and substance reasonably satisfactory to such Purchaser.

4.4 Legal Compliance. Until the Covenant Expiration Date, the Company shall conduct its business and the business of its Subsidiaries (a) in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (b) in a manner so that it will not become subject to the Investment Company Act.

4.5 Fees, Taxes and Expenses.

(a)	Transaction Expenses. Except to the extent otherwise set forth in the Securities Purchase Agreement or other

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Transaction Documents, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.

(b)

Placement Fee. The Company shall promptly pay any and all Placement Fees to the Placement Agent and shall hold each Purchaser harmless against any liability, loss or expense (including reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim by any Placement Agent for any Placement Fee.

(c)

Execution/Escrow Fees. The Company shall promptly pay any and all fees payable to PipeFund Services Organization and/or any Escrow Agent in connection with the execution of the Transaction Documents and the Closing of the Transactions (including any license fee for the use of any PipeFund documents).

(d)

Transfer Agent Fees; Transfer Taxes. The Company shall promptly pay when due all transfer agent fees, stamp taxes, stock transfer taxes, and other taxes and duties (other than income or similar taxes) levied in connection with the sale and/or delivery of any Securities or Underlying Shares to any Purchaser or other holder of Securities (other than taxes in respect of any transfer of such Securities or Underlying Shares by such Purchaser or holder).

(e)

Offset Authorization. The Company hereby authorizes the Funds Escrow Agent (i) to deduct from the amount of proceeds received from the Purchasers as the aggregate Subscription Amount from the sale of the Securities and otherwise payable to the Company the Placement Fees, any escrow or execution fees, and any other fees, expenses and amounts which the Company is responsible for paying under the Transaction Documents as of the Closing Date, and (ii) to pay such fees, expenses and amounts directly to the party(ies) to which they are payable on behalf of the Company out of such proceeds. To the extent any Purchaser (or its investment manager or advisor) is entitled to receive any fee, expense reimbursement or other amount from the Company at Closing, such Purchaser may offset and deduct such amount from the amount otherwise payable by such Purchaser for the Subscription Amount under the Securities Purchase Agreement. The Funds Escrow Agent shall be a third party beneficiary of this Section 4.5(e).

4.6 Short Sales and Confidentiality. Each Purchaser, severally and not jointly with any other Purchaser, agrees that prior to the time that the Transactions are first publicly disclosed (a) neither it nor any of its Affiliates acting on its behalf or pursuant to any understanding with it will directly or indirectly execute any acquisition or disposition, including Short Sales (whether or not against the box), of any securities of the Company, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, or grant any right (including without limitation any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from, the Common Stock, whether or not to directly or indirectly hedge such Purchaser’s position in the Securities, and (b) such Purchaser will maintain the confidentiality of all material non-public information disclosed to it in connection with the Transactions (including the existence and terms of the Transactions). Notwithstanding the foregoing, if any such Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth in clause (a) above shall only apply with respect to the portion of assets managed by the portfolio manager who makes decisions with respect to the Securities.

4.7 Reporting and Furnishing of Information.

(a)

Public Information. So long as any Purchaser owns any Securities and/or Underlying Shares, the Company shall timely file (or timely obtain extensions in respect thereof and file within the applicable grace period) all reports and definitive proxy or information statements required to be filed by the Company under the Exchange Act and shall not terminate its status as an issuer required to file reports under the Exchange Act (even if the Exchange Act or the rules and regulations promulgated thereunder would otherwise permit such termination). In addition to any other rights or remedies available to a Purchaser, if the Company at any time fails to so file all such reports and statements or terminates its status as an issuer required to file such reports and statements (a “Current Information Default”, and the date of such failure or termination the “Current Information Default Date”), then the Company shall pay to each Purchaser Liquidated Damages in cash equal to the product of (i) the sum of the Subscription Amount paid for the Securities then outstanding (such Subscription Amount to be allocated among Securities purchased on a reasonable basis by such Purchaser) plus the value of any and all Underlying Shares issued and still held by such Purchaser based on the Market Price on the Current Information Default Date or the date of the Liquidated Damages payment, whichever is higher, multiplied by (ii) the Liquidated Damages Percentage, for each 30-day period after such Current Information Default until such default is cured.

(b)

Copies. So long as any Purchaser owns any Securities and/or Underlying Shares (i) if any Periodic Report is not filed with the Commission through EDGAR and immediately available to the public through EDGAR, the Company shall deliver a copy of such Periodic Report to each Purchaser within one (1) day after the filing thereof with the Commission, and (ii) if any press release issued by the Company or any of its Subsidiaries is not available

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through Bloomberg contemporaneously with such issuance, the Company shall deliver a copy of such release to each Purchaser by facsimile or email on the same day. The Company shall deliver to holders of Notes, Preferred Shares and/or Warrants a copy of any other notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to such stockholders, to the extent not available on EDGAR.

4.8 Securities Laws Disclosure; Publicity; Material Non-Public Information.

(a)

Securities Laws Disclosure. The Company shall (i) on or before 8:30 a.m. Eastern (New York) Time on the first Trading Day following the execution and delivery of the Securities Purchase Agreement, issue a press release reasonably acceptable to the Purchasers disclosing all material terms of the Transactions, and (ii) on or before 8:30 a.m. Eastern (New York) Time on the second Trading Day following the Closing Date, file a Current Report describing the terms of the Transactions contemplated by the Transaction Documents in the form required by the Exchange Act, attaching the material Transaction Documents as exhibits to such Current Report (or, if it is not reasonably practicable to make such filing on such date with the exercise of commercially reasonable efforts, then on the next succeeding day on which it can be filed, but no later than the latest date required under the Exchange Act). Such press release shall disclose any other material, non-public information received by any Purchaser from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents.

(b)

Form D; Blue Sky Filings. The Company shall timely file a Form D with respect to the offer and sale of the Securities under the Securities Purchase Agreement as required under Regulation D, unless the Company is relying solely upon the exemption provided by Section 4(2) under the Securities Act based on the reasonable opinion of legal counsel. The Company shall take such action, whether required before and/or after Closing and including without limitation timely making all applicable filings and reports, as the Company reasonably determines is necessary in order to obtain an exemption for or to qualify the Securities and any Underlying Shares for, or otherwise is required with respect to, the offer, sale and issuance of the Securities to the Purchasers at the Closing pursuant to the Securities Purchase Agreement under applicable state securities (or “blue sky”) laws of the United States and the securities laws of any and all applicable foreign jurisdictions. Upon the request of any Purchaser, the Company shall promptly furnish to such Purchaser (i) a copy of any such Form D, and (ii) evidence of all such actions taken under applicable state and/or foreign securities laws. Notwithstanding the foregoing, the Company shall in no event be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in lawsuits (other than those arising out of the offer or sale of the Securities) or to taxation as doing business in any jurisdiction where it is not subject as of the date of execution of the Securities Purchase Agreement.

(c)

Publicity. Subject to the provisions of this Section 4.8, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the Transactions, except that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to the Transactions (i) which is in substantial conformity with the Current Report (or other Periodic Report) reporting the Transactions and which is released on or about the time of filing of such Current or Periodic Report (provided that each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release) or (ii) as is required by applicable law and regulations. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any press release or other public statement or any filing with the Commission or any regulatory agency or Trading Market without the prior written consent of such Purchaser, except to the extent such disclosure is required by applicable securities laws or such Trading Market’s regulations, in which case the Company shall provide such Purchaser with prior notice of such disclosure. The Company shall consult with each Purchaser in issuing any other press releases with respect to the Transactions.

(d)

Non-Public Information. Except with respect to the material terms and conditions of the Transactions, the Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries without the prior written consent of such Purchaser. In the event of any breach of the foregoing covenant, in addition to any other remedy provided in the Transaction Documents, any Purchaser receiving such material non-public information shall have the right to make a public disclosure (in the form of a press release, public advertisement or otherwise) of such material non-public information, without the prior approval by the Company or any other Person, if the Company fails to make a public disclosure of such information within three (3) Business Days following a written request by such Purchaser to do so, provided that such Purchaser shall give the Company a reasonable opportunity to review and comment on the language and means of such public disclosure and shall in no event make any such public disclosure if the Company certifies to such Purchaser in writing that such information does not constitute material, non-public

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information. Such Purchaser shall not have any liability to the Company or any other Person for any such disclosure, except to the extent that its actions constitute gross negligence or willful misconduct. The Company understands and confirms that each Purchaser will rely on the covenants contained in this Section 4.8 in effecting transactions in securities of the Company.

4.9 Use of Proceeds. Except to the extent otherwise set forth in the Securities Purchase Agreement or the Disclosure Schedule, the Company shall use the net proceeds from the sale of the Securities only for general corporate purposes including working capital and shall not directly or indirectly use such proceeds, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity which, to the Company’s knowledge, will use such proceeds (a) to repay or prepay any indebtedness of the Company, except for trade payables incurred in the ordinary course of business and principal and interest required to be paid on outstanding Indebtedness under the terms of such Indebtedness as currently in effect on the date of execution of the Securities Purchase Agreement, (b) to purchase or redeem any Common Stock or other outstanding securities of the Company, (c) to settle any outstanding litigation, (d) to purchase or carry any margin security or reduce or retire any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Board of Governors of the Federal Reserve System, or (e) for any purposes of any illegal activity (including without limitation financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC).

4.10 Conversion and Exercise Procedures. The form of Exercise Notice included in any Warrants and the form of Conversion Notice included in any Notes and/or Certificate of Designation set forth the totality of the procedures required of a Purchaser in order to exercise any such Warrants or convert any such Notes and/or Preferred Shares. No additional legal opinion or other information or instructions shall be required of a Purchaser to exercise such Warrants or convert such Notes and/or Preferred Shares. The Company shall honor all exercises of any Warrants and all conversions of any Notes and/or Preferred Shares and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents. The Company acknowledges that (a) a breach by it of its obligations under the Transaction Documents to issue the Securities and Underlying Shares to any Purchaser in accordance with the terms of the Transaction Documents will cause irreparable harm to such the Purchaser by vitiating the intent and purpose of the Transactions, and (b) the remedy at law for a breach of such obligations will be inadequate, and the Company agrees that in the event of a breach or threatened breach by the Company of such obligations such Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer of such Securities or Underlying Shares, without the necessity of showing economic loss and without any bond or other security being required.

4.11 Shareholder Rights Plan. The Company shall not, and shall not permit any Person on its behalf to, make or enforce any claim by the Company or any other Person that any Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement by virtue of receiving Securities or Underlying Shares under the Transaction Documents or under any other agreement between the Company and any Purchaser.

4.12 Transactions with Related Parties and Affiliates. Prior to the Covenant Expiration Date the Company and its Subsidiaries shall not, without the prior written consent of the Requisite Purchasers, enter into, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any Related Party, except for customary employment or compensation arrangements with officers, directors and employees for such officer, director or employee services provided and any customary benefit programs, including without limitation grants of options and stock. The Company agrees that prior to the Covenant Expiration Date all transactions or arrangements between the Company or any Subsidiary, on the one hand, and any Subsidiary or Affiliate, on the other hand, shall be effected only on an arms’ length basis in accordance with customary commercial practice.

4.13 No Inconsistent Agreement or Actions. Prior to the Covenant Expiration Date the Company and its Subsidiaries shall not (a) enter into any contract, agreement or understanding which (i) limits or restricts in any material respect the Company’s ability to perform its obligations under, or comply with the provisions of, the Transaction Documents, or (ii) impairs the rights granted to the Purchasers under the Transaction Documents or otherwise conflicts with the provisions thereof, (b) take any other action to avoid or seek to avoid the observance or performance of any provisions or obligations under the Transaction Documents, or (c) take or permit any other action that impairs or adversely affects the rights of the Purchasers or obligations of the Company under the Transaction Documents.

4.14 No Capital Changes. [Intentionally Omitted].

4.15 Stockholder Approval.

(a)

Maximum Share Issuance. Notwithstanding anything to the contrary set forth in the Transaction Documents, the Company may not issue any Shares or Underlying Shares to the extent the issuance of such Shares or Underlying Shares would exceed the Maximum Share Issuance, if any, unless and until Stockholder Approval is obtained. Until such Stockholder Approval is obtained, no

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Purchaser shall be issued a number of Shares and Underlying Shares, whether pursuant to the Securities Purchase Agreement or upon conversion, exercise, redemption or exchange of, as interest or dividends on, as repayment of principal, liquidation value, preference amount or stated value on, or otherwise with respect to, any Securities, in the aggregate in excess of such Purchaser’s Maximum Share Issuance Allocation. In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Securities, the transferee shall be allocated a pro rata portion of such Purchaser’s Maximum Share Issuance Allocation. If (i) any Purchaser (or such transferee) shall fully convert, exercise and/or exchange all of such Purchaser’s Securities such that such Purchaser shall not be potentially entitled to receive any further Shares or Underlying Shares in the future under the Transaction Documents, and (ii) following such full conversion, exercise and/or exchange the aggregate number of Shares and Underlying Shares issued to such Purchaser under the Securities Purchase Agreement and the Securities is less than such Purchaser’s (or transferee’s) Maximum Share Issuance Allocation, then the difference between such Purchaser’s (or transferee’s) Maximum Share Issuance Allocation and the number of Shares and Underlying Shares actually issued to such Purchaser (or transferee) shall be allocated to the respective Maximum Share Issuance Allocations of the remaining Purchasers on a pro rata basis in proportion to each Purchaser’s Current Allocation Percentage (if more than one type of Security remains outstanding, the Security utilized for determining such Current Allocation Percentage shall be, in order of priority, the Notes, the Preferred Shares, the Warrants, and then the Shares). If any Purchaser is holding more than one type of the Company’s Securities, such Purchaser may elect how such Purchaser’s Maximum Share Issuance Allocation is allocated among such Securities.

(b)

Stockholder Approval. If on any date following the Closing Date (the “Stockholder Approval Triggering Date”) the sum of (i) the number of Shares and Underlying Shares previously issued by the Company, plus (ii) the remaining number of Shares issuable under the Securities Purchase Agreement and Underlying Shares into or for which the outstanding Securities are then or in the future may be convertible, exercisable or exchangeable (without regard to any limitations on beneficial ownership or on the amount which may be converted, exercised or exchanged) is greater than eighty percent (80%) (or such other percentage as may be set forth in the Transaction Documents) of the Maximum Share Issuance, if any, then the Company shall hold a Stockholder Meeting at the earliest practical date after the Stockholder Approval Triggering Date and shall propose and solicit Stockholder Approval of the Transactions. Within thirty (30) days following the Stockholder Approval Triggering Date, the Company shall file with the Commission and deliver to its stockholders a notice of meeting and proxy statement or information circular, as required by the Commission, with respect to such Stockholder Meeting which contains a proposal seeking Stockholder Approval. Such Stockholder Meeting shall occur within sixty (60) days following the filing of such proxy statement or information circular. The Board of Directors shall recommend to the Company’s stockholders that such proposal be approved, which recommendation shall be contained in such proxy statement or information circular, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement (or as typically solicited by management for management proposals), and all management-appointed proxy holders shall vote their proxies in favor of such Stockholder Approval. Each Purchaser and one counsel selected by a Majority-in-Interest of the Purchasers shall be entitled to review such proxy statement or information circular prior to filing with the Commission, and such proxy statement or information circular shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company does not obtain Stockholder Approval at the first such Stockholder Meeting, the Company shall call a Stockholder Meeting every four months thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or no Securities remain outstanding.

(c)

Failure to Call and Hold Stockholder Meeting; Failure to Obtain Stockholder Approval. If the Company fails to (i) file the proxy statement or information circular referred to above or (ii) hold the Stockholder Meeting referred to above, in each case prior to the date by which such filing or meeting is required above or as otherwise set forth in the Transaction Documents (such date constituting a “Stockholder Meeting Default Date”), then as partial relief the Company shall pay to each Purchaser Liquidated Damages in cash equal to the product of (A) the Subscription Amount paid for the Securities then outstanding multiplied by (B) the Liquidated Damages Percentage for each thirty (30) day period during which such filing is not made or such Stockholder Meeting is not held following the applicable Stockholder Meeting Default Date. Without limiting the foregoing, if Stockholder Approval is not obtained within nine (9) months following the Stockholder Approval Triggering Date, then each Purchaser shall have the right to compel the Company to redeem such amount of Preferred Shares, Notes and Warrants held by such Purchaser which cannot be converted, exercised or exchanged due to such Maximum Share Issuance, as may be selected by such Purchaser. The redemption price for any such Preferred Shares or portion of Notes redeemed under this subsection shall equal the Subscription Amount paid for such Securities being redeemed and the redemption price for any such portion of Warrants redeemed under this

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subsection shall equal the value of such Warrants being redeemed as determined using the Black-Scholes Option Pricing Model via Bloomberg. Such redemption price shall be paid within ten (10) days after the exercise of such redemption right. If the Company fails to make any cash payments or redemption payments under this subsection in a timely manner, such payments shall bear interest at the Default Rate until paid in full.

4.16 Transfer Agent. So long as any Purchaser holds any Securities or Underlying Shares, the Company shall engage and maintain, at its expense, a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares and Underlying Shares.

4.17 Equal Treatment of Purchasers. Neither the Company nor any of its affiliates shall, directly or indirectly (a) offer or pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment or reduced conversion, exercise or exchange price for redemption, conversion, exercise or exchange of the Securities, or otherwise, to any Purchaser or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment to or of any terms or provisions of any Transaction Documents or Securities, unless such consideration is offered and paid to all Purchasers or holders of Securities, (b) redeem, in whole or in part, any Securities unless such offer of redemption is made pro rata to all Purchasers or holders of Securities on identical terms, or (c) make any payment of principal, interest or dividends on any Notes or Preferred Shares in amounts which are disproportionate to the respective principal or liquidation values outstanding on the Notes or Preferred Shares at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser of Securities by the Company and negotiated separately by each Purchaser, is intended for the Company to treat the Purchasers as a class, and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or Underlying Shares or otherwise.

4.18 Indemnification and Liability. In addition to all of the Company’s other obligations and liabilities under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Indemnified Purchaser Party from and against any and all Losses (irrespective of whether any such Indemnified Purchaser Party is a party to any Action for which indemnification hereunder is sought) incurred or suffered by such Indemnified Purchaser Party as a result of, arising out of, or relating to (a) any breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated thereby, (c) any Action brought or made against any Indemnified Purchaser Party by a third party (including without limitation by a stockholder of the Company and/or a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery or performance of, breach by the Company of, or enforcement of, the Transaction Documents or any other certificate, instrument or document contemplated thereby (including any allegation of such breach by a third party that, if true, would constitute a breach), (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or Warrants Shares, or (iii) the status of any Indemnified Purchaser Party or holder of Securities or Underlying Shares as an investor in the Company pursuant to the Transactions, or (d) any enforcement of this indemnification; provided, however, that this indemnification shall not be available to the extent such Losses are attributable to (1) such Indemnified Purchaser Party’s gross negligence or willful misconduct, (2) a breach by the applicable Purchaser of any representations, warranties or covenants under the Transaction Documents (or any agreement or understanding such Purchaser may have with such Person asserting claims), (3) any violations by such Purchaser of federal, state or foreign securities laws, or (4) sales, pledges, margin sales and similar transactions by such Purchaser directly to or with any stockholder of the Company (“Purchaser Violations”). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Losses that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this indemnification shall be the same as those set forth in Section 6.5 below of this PST Document GTC. The Company further agrees that no Indemnified Purchaser Party shall have any liability to the Company (or any Person asserting claims on behalf of or in right of the Company) as a result of or in connection with the Transactions (including without limitation the acquisition of the Securities or any Underlying Shares), except to the extent the Company incurs Losses resulting from Purchaser Violations.

ARTICLE V

TRANSFER, DELIVERY AND RESERVATION OF SECURITIES AND UNDERLYING SHARES

5.1 Transfer Restrictions. The Securities and Underlying Shares may only be disposed of in compliance with federal, state and foreign securities laws. In connection with any transfer of Securities or Underlying Shares other than (a) pursuant to an effective Registration Statement or Rule 144, (b) to the Company or to an affiliate of a Purchaser, or (c) in connection with a pledge as contemplated in Section 5.3 below, the Company may require the transferor thereof to provide the Company with a legal opinion, in form and substance reasonably acceptable to the Company from counsel reasonably acceptable to the Company (or other evidence reasonably satisfactory to the Company), to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of any such transfer, the transferee thereof shall agree in writing to be bound by the terms of the Transaction Documents to which the transferor is a

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party and shall have the rights of a Purchaser under the Securities Purchase Agreement and other Transaction Documents.

5.2 Certificates; Electronic Delivery.

(a)

Legends. Each Purchaser acknowledges and understands that, other than during a Legend Removal Period, certificates and other instruments evidencing or representing the Securities and Underlying Shares shall be imprinted with a restrictive legend in substantially the following form in addition to any legend(s) required by the applicable authority of any state or foreign jurisdiction in connection with the offer, issuance or sale of such securities:

“[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] [CONVERTIBLE]] HAVE [NOT] BEEN REGISTERED FOR RESALE WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER MAY BE REQUIRED IN CONNECTION WITH ANY SUCH UNREGISTERED RESALE (OTHER THAN PURSUANT TO RULE 144 OF THE SECURITIES ACT). NOTWITHSTANDING THE FOREGOING, THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES PROVIDED THAT ANY EXERCISE OF ANY RIGHTS BY ANY SECURED PARTY SHALL COMPLY WITH THESE LEGEND REQUIREMENTS.”

(b)	Removal of Legend. The Company acknowledges and understands that during any Legend Removal Period applicable to any Securities or Underlying Shares, no certificates or other instruments evidencing or representing such securities shall contain any restrictive legend, and the Company agrees that, on or prior to the Legend Removal Date, it shall deliver or cause to be delivered certificate(s) evidencing such securities without any restrictive legends to each Purchaser requesting removal of any such restrictive legend, so long as in each case the Purchaser or holder of such securities is not an Affiliate of the Company. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date, or the date on which the applicable securities may be sold pursuant to Rule 144 by a non-Affiliate of the Company, if required by the Company’s transfer agent to effect the removal of any legend hereunder. If all or any portion of the Securities are converted, exercised or exchanged, as the case may be, during any Legend Removal Period, then any certificates or instruments evidencing the Underlying Shares issuable upon such conversion, exercise or exchange shall be issued without any restrictive legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Article V. Each Purchaser, severally and not jointly with any other Purchaser, agrees that the removal of the restrictive legend from certificates representing any Securities or Underlying Shares as set forth in this Section 5.2(b) is predicated upon the Company’s reliance that such Purchaser will sell such Securities or Underlying Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements thereunder, or an exemption therefrom, and that if Securities or Underlying Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the Plan of Distribution set forth therein.

(c)

DWAC. If a Purchaser has provided the Company with the name of its prime broker that is a participant with DTC through its DWAC system, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such Purchaser’s Shares and Underlying Shares, which are either subject to legend removal or to be originally issued without legends, to such Purchaser by crediting such Purchaser’s account with its prime broker through such DWAC system if the Company is a participant. (The same time periods required for certificated Shares and Underlying Shares contained in the Transaction Documents shall apply with respect to electronic transmission of Shares and Underlying Shares.)

(d)

Failure to Deliver Shares. In addition to any other rights or remedies available to a Purchaser, if the Company fails to deliver a certificate (legended or unlegended, as the case may be) evidencing Shares or Underlying Shares (or transmit via DWAC such Shares or Underlying Shares) to such Purchaser by the fifth (5th) Trading Day (“Delivery Default Date”) after the date on which delivery or

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transmittal of such securities is required by any Transaction Document, then the Company shall pay to such Purchaser Liquidated Damages in cash equal to the product of (i) the Liquidated Damages Percentage multiplied by (ii) such number of Shares and/or Underlying Shares multiplied by (iii) the Market Price on such Delivery Default Date, for each 30-day period after the Delivery Default Date until such certificate is delivered (without a legend, if so required, or transmitted electronically, if so required). In addition, if after the date on which delivery or transmittal of such securities is required by any Transaction Document but prior to the Company’s cure of such failure such Purchaser purchases (in an open market transaction or otherwise), or such Purchaser’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares that such Purchaser anticipated receiving from the Company (a “Buy-In”), then, in the Purchaser’s sole discretion, the Company shall, within three (3) Trading Days after such Purchaser’s request either (A) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (B) promptly honor its obligation to deliver such shares to such Purchaser and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock, times (y) the VWAP on the date of the event giving rise to the Company’s obligation to deliver such shares.

5.3 Pledge of Shares. The Company acknowledges and agrees that each Purchaser may from time to time pledge or grant a security interest in some or all of the Securities and/or Underlying Shares pursuant to a bona fide margin agreement with a registered broker-dealer or pursuant to a security or pledge agreement with a financial institution that is an Accredited Investor in connection with a loan from such institution. If required under the terms of such pledge or security agreement, such Purchaser may transfer such securities to such pledgee or secured party, in which case (a) such pledge or transfer shall not be subject to approval by the Company, (b) no legal opinion of counsel to the pledgee, secured party or pledgor shall be required in connection therewith, and (c) no notice shall be required of such pledge or security interest. At such Purchaser’s expense, the Company shall execute and deliver such reasonable documentation as such pledgee or secured party of securities may reasonably request in connection with such pledge or transfer of securities, including, if the securities are subject to registration pursuant to the Transaction Documents, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except to the extent otherwise provided by applicable law, the pledge of any Securities or Underlying

Shares shall not be deemed to be a transfer, sale or assignment of such Securities or Underlying Shares under the Transaction Documents or applicable securities laws.

5.4 Rule 144 Information. As long as any Purchaser owns Securities and/or Underlying Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the Company shall (a) prepare and furnish to each Purchaser and make and keep publicly available in accordance with Rule 144(c) such information as is required for each Purchaser to sell the Securities and Underlying Shares under Rule 144, including without limitation the Company’s most recent annual and quarterly reports, together with a discussion and analysis of such financial statements and any other information in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, in the time period that such filings would have been required to have been made under the Exchange Act, (b) furnish to each Purchaser, promptly upon request, a written statement by the Company that it has complied with all reporting requirements under the Exchange Act and satisfied the condition contained in Rule 144(c), and (c) take such further action as any holder of Securities or Underlying Shares may reasonably request to the extent required from time to time to enable such Person to sell Shares or Underlying Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144. The Company agrees that, for purposes of determining the holding period under Rule 144 for any Underlying Shares issued upon conversion, exercise or exchange of any Securities, the holding period of such Underlying Shares shall be tacked to the holding period of the Securities so converted, exchanged or exercised, so long as such Underlying Shares are or were acquired from the Company for a consideration consisting solely of such Securities.

5.5 Reservation of Securities. The Company shall at all times reserve and keep available, out of its duly authorized but unissued and otherwise unreserved shares of Common Stock, at least the Minimum Reserve solely for issuances of Common Stock pursuant to the Transaction Documents, free from preemptive rights or any other contingent purchase rights of Persons other than the Purchasers and holders of Registrable Securities. If at any time the number of authorized and unissued (and unreserved other than pursuant hereto) shares of Common Stock is less than the Minimum Reserve at such time, then the Company shall take such corporate action as may be necessary to increase the number of authorized but unissued shares of Common Stock to at least the Minimum Reserve at such time, as soon as reasonably practicable but in any event not later than the 90th day after such date, including without limitation engaging in best efforts to hold a Stockholder Meeting and obtain the requisite Stockholder Approval to amend the Company’s Certificate of Incorporation to effect such increase. In addition to any other rights or remedies available to a Purchaser, if the Company fails to so increase such authorized but unissued shares of Common Stock and reserve the Minimum Reserve on or prior to such 90th day

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(“Reserve Default Date”), then the Company shall pay to such Purchaser Liquidated Damages in cash equal to the product of (a) the Liquidated Damages Percentage multiplied by (b) the difference between the Minimum Reserve and the number of shares of Common Stock authorized and reserved pursuant to this Section multiplied by (c) the Market Price on such Reserve Default Date, for each 30-day period after the Reserve Default Date until such increase and reservation is effected. Notwithstanding the foregoing, to the extent any Underlying Shares cannot be timely issued in accordance with the terms of the Transaction Documents following any conversion, exercise or exchange of Securities due to an insufficient number of authorized shares of Common Stock, then the Company shall pay to such Purchaser Liquidated Damages in cash in an amount equal to the product of (i) 115% of the Market Price as of the date of such conversion, exercise or exchange or the date of payment, whichever is higher, multiplied by (ii) the number of Underlying Shares so not issued by the Company, in lieu of such conversion, exercise or exchange for such Underlying Shares which cannot be issued.

ARTICLE VI

REGISTRATION AND LISTING

6.1 Shelf Registration Filing, Effectiveness and Default.

(a)	[Intentionally Omitted].

6.2 Registration Procedures.

(a)	[Intentionally Omitted].

6.3 Registration Expenses. [Intentionally Omitted].

6.4 Piggy-Back Registration. Without limiting anything contained in the Transaction Documents (including without limitation the Company’s obligation to cause the registration of all Registrable Securities at all times during the Registration Period to the extent set forth in the Transaction Documents), if at any time during the Registration Period there is not an effective Registration Statement covering all Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8, each as promulgated under the Securities Act or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with any stock option or other employee benefit plans), then the Company shall send to each Purchaser, any Purchaser Registration Counsel and any other holder of Registrable Securities a written notice of such determination. If within fifteen (15) days after receipt of such notice any such Purchaser or holder notifies the Company in writing of its election to have all or any part of such Purchaser’s or holder’s Registrable Securities included in such registration statement, then the Company shall so include such Registrable Securities in such registration statement (subject to reasonable and customary underwriter allocations and restrictions if an underwritten offering).

6.5 Indemnification and Contribution.

(a)

Indemnification by Company. To the fullest extent permitted by applicable law, the Company shall, and hereby does, indemnify, defend and hold harmless each Indemnified Purchaser Party from and against any and all Losses incurred or suffered by or imposed upon such Person in connection with any Action (whether commenced, pending or threatened) insofar as such Losses (or Actions in respect thereof) arise out of, are based upon or relate to (i) any untrue statement (or alleged untrue statement) of a material fact contained in a Registration Statement (or any post-effective amendment thereto) or any Prospectus (or form of Prospectus) or in any filing made in connection with the registration or qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (or exemption therefrom), or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus, in the light of the circumstances under which they were made) not misleading, except to the extent, that (A) such untrue statement, alleged untrue statement, omission or alleged omission is based solely upon information regarding such Purchaser or holder of Registrable Securities furnished to the Company in writing, or otherwise reviewed and approved, by such Purchaser or holder expressly for use therein (including without limitation such Purchaser’s or holder’s proposed method of distribution of Registrable Securities), or (B) following its receipt of a Suspension Notice, such Purchaser or holder offers or sells Common Stock using a Prospectus which it is ineligible to use at such time prior to its receipt of a supplement, amendment or Advice as contemplated in Section 6.1(d)(iii) above, which supplement, amendment or Advice would have eliminated (or been a sufficient defense to) any liability of such Indemnified Purchaser Party with respect to the applicable statement or omission, (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including without limitation any state of foreign securities law or any rule or regulation thereunder, relating to the offer or sale of Registrable Securities pursuant to a Registration Statement, or (iii) any enforcement of this indemnification. The Company shall notify each Purchaser and holder of Registrable Securities promptly of the institution, threat or assertion of any Action arising from or in connection with any Registration Statement or sale pursuant thereto of which the Company is aware.

(b)	Indemnification by Purchaser. To the fullest extent permitted by applicable law, each Purchaser and holder of Registrable Securities shall, and hereby does, severally

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and not jointly, indemnify, defend and hold harmless each Indemnified Company Party from and against any and all Losses incurred or suffered by or imposed upon such Person in connection with any Action (whether commenced, pending or threatened) insofar as such Losses (or Actions in respect thereof) arise solely out of or are based solely upon: (i) such Purchaser or holder failing to comply with the prospectus delivery requirements of the Securities Act after being advised by the Company that it has not satisfied the conditions of Rule 172 and therefore such Purchaser or holder is required to deliver a Prospectus in connection with any disposition of Registrable Securities, provided the Company has so furnished such Purchaser or holder with a current Prospectus to be used in connection with any such dispositions, (ii) following its receipt of a Suspension Notice, such Purchaser or holder offering or selling Common Stock using a Prospectus which it is ineligible to use at such time prior to its receipt of a supplement, amendment or Advice as contemplated in Section 6.1(d)(iii) above, which supplement, amendment or Advice would have eliminated (or been a sufficient defense to) any such liability of such Indemnified Company Party, (iii) any untrue statement (or alleged untrue statement) of a material fact contained in a Registration Statement (or any post-effective amendment thereto) or any Prospectus (or form of Prospectus) or in any filing made in connection with the registration or qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (or exemption therefrom), or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, and only to the extent, that such untrue statement, alleged untrue statement, omission or alleged omission is based solely upon information regarding such Purchaser or holder of Registrable Securities furnished to the Company in writing, or otherwise reviewed and approved, by such Purchaser or holder expressly for use therein (including without limitation such Purchaser’s or holder’s proposed method of distribution of Registrable Securities), or (iv) any enforcement of this indemnification. Notwithstanding anything contained herein, in no event shall the liability of any Purchaser or holder of Registrable Securities under this Section be greater in amount than the dollar amount of the net proceeds actually received by such Purchaser or holder upon the sale of the Registrable Securities giving rise to such Action.

(c)

Conduct of Indemnification Proceedings. Each Person entitled to indemnification under this Section 6.5 (an “Indemnified Party”) shall furnish written notice to the Person from whom indemnity is sought (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any Action as to which indemnity may be sought, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Section 6.5, except and only if and to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party, including without limitation material impairment in its ability to defend such Action. The Indemnifying Party shall have the right to participate in such Action and (to the extent the Indemnifying Party so desires) assume the defense thereof (jointly with any other Indemnifying Party similarly so notified) with counsel mutually and reasonably satisfactory to the Indemnifying Party and the Indemnified Party and with all fees and expenses incurred in connection with such defense payable by the Indemnifying Party. The Indemnifying Party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect to any Action for which indemnification is sought under this Section 6.5. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such Action by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably requested or required by the Indemnifying Party, and available to the Indemnified Party, that relates to such Action. The Indemnified Party shall have the right to engage separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume promptly the defense of such Action and to employ counsel reasonably satisfactory to such Indemnified Party in such Action, or (iii) in the reasonable judgment of such Indemnified Party, based upon advice of its counsel, a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party. If such Indemnified Party notifies the Indemnifying Party in writing that it elects to engage separate counsel at the expense of the Indemnifying Party pursuant to clause (iii) of the preceding sentence, then the Indemnifying Party shall not have the right to assume the defense of such Action and the reasonable fees and expenses of one such separate counsel shall be at the expense of the Indemnifying Party. (In the event of multiple Indemnified Parties for such Action, such separate counsel shall be selected by the Indemnified Parties holding a majority of the Registrable Securities held by all such Indemnified Parties included in the Registration Statement to which the Action relates.) The Indemnifying Party shall not be liable for any settlement of any such Action effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry

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of any judgment or effect any settlement or compromise with respect to any pending or threatened Action in respect of which indemnification or contribution may be or has been sought under this Section 6.5 (whether or not the Indemnified Party is an actual or potential party to such Action) unless such judgment, settlement or compromise includes an unconditional release of such Indemnified Party from all liability with respect to all claims that are the subject matter of such Action and does not impose any monetary or other obligation or restriction on the Indemnified Party. All Losses of the Indemnified Party subject to indemnification under this Section 6.5 (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Action in a manner not inconsistent with this Section 6.5) shall be paid to the Indemnified Party, as incurred or as and when invoices in connection therewith are received (if earlier), within ten (10) Business Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such Actions to the extent it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such Indemnified Party is not entitled to indemnification under this Section 6.5. To the extent any indemnification as provided for under this Section 6.5 is made, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party with respect to third parties relating to the matter for which indemnification has been made.

(d)

Contribution. If for any reason the indemnification provided for under Section 6.5(a) or (b) above is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless from any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party to a third party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant just and equitable considerations (provided that it would not be just and equitable if such contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the relative fault of such Indemnifying Party and Indemnified Party). The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by such Indemnified Party to a third party as a result of any

Losses shall be deemed to include, subject to the limitations set forth in Section 6.5(c), any reasonable attorneys’ fees or other reasonable fees or expenses incurred by such Indemnified Party in connection with any Action to the extent such Indemnified Party would have been indemnified for such fees or expenses if the indemnification provided for in Section 6.5(a) or (b), as the case may be, was available to such Indemnified Party in accordance with its terms. Notwithstanding the provisions of this Section 6.5(d), in no event (i) shall any Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation, nor (ii) shall any Purchaser or holder of Registrable Securities be required to contribute, in the aggregate, any amount in excess of the dollar amount by which the net proceeds actually received by such Purchaser or holder upon the sale of the Registrable Securities giving rise to such Action exceeds the amount of any damages that such Purchaser or holder has otherwise been required to pay to a third party by reason of such untrue or alleged untrue statement or omission or alleged omission or other action described under Section 6.5(a) or (b), as the case may be.

(e)

Survival; Additional Liability. The indemnification and contribution agreements provided in this Section 6.5 shall (i) survive any termination of the Securities Purchase Agreement and any transfer of the Registrable Securities by a Purchaser or holder of Registrable Securities in accordance with the terms of the Transaction Documents, (ii) remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person, (iii) be in addition to and not in diminution or limitation of (A) any cause of action or similar right of the Indemnified Party against the Indemnifying Party or others, (B) any liability that the Indemnifying Party may have to the Indemnified Party or to which the Indemnifying Party may be subject under law, and (C) any other indemnification provisions under the Transaction Documents, and (iv) be irrespective of whether any such Indemnified Party is a party to the Action for which indemnification is sought.

(f)

Successors and Assigns. The provisions of this Article VI shall be binding upon and inure to the benefit of each Indemnifying Party and Indemnified Party, respectively, and their respective successors, assigns and heirs.

6.6 Listing. The Company shall, to the extent applicable (a) in the time and manner required by the Principal Market and each other Trading Market on which the Common Stock is listed or quoted, promptly prepare and file with the Principal Market and such other Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Minimum Listing on the date of such application, including, if applicable, all Shares and Underlying Shares, (b) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Principal

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Market and each such other Trading Market as soon as reasonably practicable thereafter, but no later than the earlier of the Effective Date and the Effectiveness Deadline, (c) provide evidence of such listing(s) to any Purchaser requesting same, and (d) maintain such listing(s) of such Common Stock on any date at least equal to the Minimum Listing on such date on the Principal Market and each such other Trading Market. If the Company applies to have its Common Stock traded on any other stock exchange or market, it will include in such application all Shares and Underlying Shares and will take such other action as is necessary to cause such Common Stock to be so listed. Until the Covenant Expiration Date, the Company shall take all action necessary to continue the listing and trading of its Common Stock on an Eligible Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws, rules and regulations of such Eligible Market, as applicable, to ensure the continued eligibility for trading of the Shares and Underlying Shares thereon. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the suspension or termination of trading of the Common Stock on the Principal Market (other than to transfer to another Eligible Market). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section. If the Common Stock is not listed or quoted on any Eligible Market for a period of five (5) Trading Days (which need not be consecutive Trading Days) or is suspended from trading on the Principal Market for a period of three (3) consecutive Trading Days without being listed, quoted or traded on another Eligible Market during such period (a “Listing Default”, and each such fifth or third Trading Day constituting a “Listing Default Date”), then the Company shall pay to each Purchaser Liquidated Damages in cash equal to the product of (a) the sum of the Subscription Amount paid for the Securities then outstanding (such Subscription Amount to be allocated among Securities purchased on a reasonable basis by such Purchaser) plus the value of any and all Underlying Shares issued and still held by such Purchaser based on the Market Price on the Listing Default Date or the date of the Liquidated Damages payment, whichever is higher, multiplied by (b) the Liquidated Damages Percentage, for each 30-day period after the Listing Default Date that the Common Stock is not listed, quoted or traded on an Eligible Market.

ARTICLE VII

MISCELLANEOUS

7.1 Further Assurances. Each Party shall, without further consideration, do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request in order to carry out and give practical effect to the intent and accomplish the purposes of the Securities Purchase Agreement and other Transaction Documents and the consummation of the Transactions.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain and constitute the entire understanding and agreement of the Parties with respect to the subject matter thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules, and, except as specifically set forth therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

7.3 Amendments; Waivers. No provision of the Securities Purchase Agreement or any other Transaction Document, including without limitation the provisions of this Section 7.3, may be amended, modified, supplemented or waived (in whole or in part) except in a written instrument signed (a) in the case of an amendment, modification or supplement, by the Company and the Requisite Purchasers, and (b) in the case of a waiver (which may be either generally or in a particular instance and either retroactively or prospectively), by the Party against whom enforcement of any such waiver is sought; provided, however, that no such amendment or waiver that adversely changes or impacts the specifically enumerated rights or obligations of a Purchaser under the Securities Purchase Agreement or such other Transaction Document in a manner adversely disproportionate or different (other than differences that are de minimus or inconsequential) from the manner in which such rights or obligations of all other Purchasers are being changed or impacted by such amendment or waiver may be effected without the consent of such Purchaser. Any amendment effected as set forth above shall be binding upon each Purchaser, whether or not such Purchaser shall have approved such amendment. Any waiver granted by the Company with respect to any Purchaser shall apply to all Purchasers. No waiver of any breach or default with respect to any provision, condition or requirement of the Securities Purchase Agreement or any other Transaction Document shall be deemed to constitute a continuing waiver in the future or a waiver of any subsequent default or a waiver of any breach or default with respect to any other provision, condition or requirement thereof, nor shall any delay or omission of any Party in exercising any right thereunder in any manner impair or prejudice the exercise of any such right.

7.4 Execution. Each Transaction Document, including the Securities Purchase Agreement, which requires execution by the Company and each Purchaser who is party thereto, may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective, with respect to the Company and a particular Purchaser, when counterparts have been signed by the Company and such Purchaser and delivered to the other Party, it being understood that both such Parties need not sign the same counterpart. Except as otherwise set forth herein or in any Transaction Document, any signature page of a Transaction Document may be executed by a Party and delivered to a counterparty:

(a)	via facsimile transmission,

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(b)	via e-mail delivery of a portable document format, tagged image format or other digital image format file (such as a “.pdf” or “.tif” file), or

(c)

by electronically signing such Transaction Document online through PipeFund Services Organization’s execution system available on its Website, whereby such Party indicates its agreement to become a party to and bound by such Transaction Document by clicking on the applicable icon.

Any such execution and delivery of a Transaction Document shall constitute due execution and delivery by such Party and shall (upon receipt of the counterparty’s executed signature page or electronic signature) create a valid and binding obligation of such Party with the same force and effect as if such facsimile or digital image file signature page or electronic signature were an original executed signature page thereto, except that with respect to any Note, Warrant or other security or evidence thereof the Company must delivery an original executed version of such Note, Warrant or other security or evidence thereof. Transaction Documents executed by a Party via electronic signature may indicate such execution by inserting “/s/” and the name of the individual signing on behalf of such Party, or similar such indication, in place of a handwritten signature on the applicable signature line.

7.5 Survival. The representations and warranties contained in the Transaction Documents shall survive the Closing and the delivery, conversion, exercise or exchange of the Securities, as applicable.

7.6 Payment Set Aside. If the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or any Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including without limitation any bankruptcy or insolvency law, any state, federal or foreign law, or any common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.7 Usury. To the fullest extent permitted by law, the Company agrees not to insist upon or plead or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, in force at the time of execution of the Securities Purchase Agreement or thereafter, in connection with any Action that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful interest rate authorized under applicable law, and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents, exceed such maximum lawful interest rate. If the effective interest rate otherwise applicable under the Transaction Documents exceeds such maximum lawful interest rate, then such applicable interest rate shall be reduced so as not to exceed such maximum lawful interest rate. If such maximum lawful interest rate is increased or decreased (whether by statute, official governmental action or otherwise) subsequent to the date of execution of the Securities Purchase Agreement, then after the effective date of such increase or decrease such new maximum lawful interest rate shall be applied under the Transaction Documents, unless such application is precluded by applicable law. If under any circumstances whatsoever interest in excess of such maximum lawful interest rate is paid by the Company to any Purchaser or holder of Securities with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser or holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

7.8 Independent Nature of Purchasers’ Actions, Obligations and Rights.

(a)

Independent Rights and Obligations. The Parties acknowledge and agree that the actions and obligations of each Purchaser under the Transaction Documents are several and not joint with the actions and obligations of any other Purchaser and that no Purchaser shall be responsible in any way for the representations, warranties, agreements, acts or omissions, or the performance or non-performance of the obligations, of any other Purchaser under any Transaction Document. Except to the extent otherwise specifically set forth to the contrary in the Transaction Documents, any and all rights granted to the Purchasers (or holders of Registrable Securities) under the Transaction Documents, at law or in equity shall be enforceable by each such Purchaser or holder independently, and it shall not be necessary (but may be permissible) for any other Purchaser or holder to be joined as an additional party in any Action for such purpose.

(b)

No Group. The Parties acknowledge and agree that, except to the extent otherwise specifically set forth to the contrary in a Schedule 13G or 13D filed with the Commission, or otherwise disclosed to the Company in writing, by two or more Purchasers (i) no Purchasers are agents, affiliates or partners of each other, (ii) no Purchasers are, under any circumstances, agreeing to act jointly, in concert or as a group with respect to the Securities or any Underlying Shares, (iii) nothing contained in any Transaction Document, and no action

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taken by any Purchasers pursuant thereto, constitutes or shall be deemed to constitute any Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Purchasers are in any way acting or agreeing to act jointly, in concert or as a group with respect to the Securities or any Underlying Shares, the Transactions, or any of their actions or obligations under the Transaction Documents (including without limitation the decision to acquire, dispose of or vote any Securities or Underlying Shares), and (iv) the Company shall not assert any claim inconsistent with the foregoing.

(c)

Purchasers Independent. The Company acknowledges and agrees, and each Purchaser represents and agrees, that, except to the extent otherwise specifically set forth to the contrary in a Schedule 13G or 13D filed with the Commission by two or more Purchasers (i) such Purchaser has independently participated in the negotiation of the Transactions with the advice of its own counsel and advisors, (ii) no other Purchaser has acted or will be acting as such Purchaser’s agent in connection with its acquisition, disposition or voting of the Securities or any Underlying Shares or monitoring its investment therein, (iii) such Purchaser’s decision to purchase the Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions regarding the Company which may have been made or given by any other Purchaser, and (iv) no Purchaser shall have any liability to any other Purchaser relating to or arising from any such information, materials, statements or opinions. The Company represents and acknowledges that (A) for reasons of convenience of the Company only and not because it was required or requested to do so by any Purchaser (1) each Purchaser and its counsel may have communicated and may continue to communicate with the Company through a lead counsel who represents one or more of the Purchasers independently, and (2) the Company has elected to provide all Purchasers with the same terms and Transaction Documents, and (B) such procedures with respect to the Transaction Documents shall in no way create a presumption that the Purchasers are in any way acting jointly, in concert or as a group with respect to the Transaction Documents or the Transactions.

7.9 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or otherwise entitling the holder thereof to receive directly or indirectly, shares of Common Stock), combination or other similar recapitalization or event occurring after the date of the Securities Purchase Agreement, each reference in the Securities Purchase Agreement to a number of shares of Common Stock or a price per share of Common Stock shall be amended to appropriately and equitably account for such event to the extent such event is not provided for in the

Securities Purchase Agreement or other Transaction Documents.

7.10 No Third-Party Beneficiaries. The Transaction Documents are intended for the benefit of the Parties thereto and their respective successors and permitted assigns and are not for the benefit of, nor may any provision thereof be enforced by, any other Person, except as otherwise set forth in the Transaction Documents.

7.11 Obligations Absolute. Except as otherwise specifically provided in the Transaction Documents, the Company’s obligations under the Transaction Documents are, in each case, absolute and unconditional and not subject to any right of set off, counterclaim, delay or reduction, including without limitation the Company’s obligation to issue Underlying Shares upon conversion, exercise and/or exchange of any Securities in accordance with the terms of the Transaction Documents, regardless of the effect of any dilution or any claim the Company may have against any Purchaser or holder of Registrable Securities and regardless of the dilutive effect that any such issuance may have on the ownership of the other stockholders of the Company.

7.12 Notices. Any and all notices, consents, waivers or other communications or deliveries required or permitted to be given to a Party under the terms of any of the Transaction Documents (except as otherwise provided therein) shall be (a) in writing, (b) delivered by regular mail, overnight courier (charges prepaid), facsimile, electronic mail or personal hand delivery to the physical address, facsimile number or email address (and to the attention of the contact person or title) set forth for such Party in the Securities Purchase Agreement, including the signature pages thereto (with copies to such other Persons as may be indicated therein, which copies shall not constitute notice), and (c) deemed to have been delivered and effective (i) upon receipt, if delivered personally by hand, (ii) the date of transmission, if delivered via facsimile or email prior to 6:00 p.m. Eastern (New York) time on a Business Day, (iii) the next Business Day after the date of transmission, if delivered via facsimile or email on a day that is not a Business Day or later than 6:00 p.m. Eastern (New York) time on any Business Day, (iv) the Business Day following deposit with an internationally recognized overnight courier service with charges prepaid, or (v) the fifth (5th) Business Day following deposit with the United States Postal Service. Written confirmation of complete delivery or transmission of such notice, consent, waiver or other communication or delivery (A) given by the recipient thereof, (B) mechanically or electronically generated by the sender’s facsimile machine or computer containing the time, date, recipient facsimile number or email address, as the case may be, and an image of at least the first page of such transmission, which confirmation is kept on file by the sending party, or (C) provided by an internationally recognized overnight courier service, shall be rebuttable evidence of receipt of such notice, consent, waiver or other communication or delivery in accordance with clause (c) above. Each Purchaser shall provide to the Company, and the Company shall provide to each Purchaser, written notice of any change in

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the physical address, telephone number, facsimile number, email address or contact person of such Party (or such Party’s representative(s) where copies should be sent) at least five (5) days prior to the effectiveness of such change.

7.13 Successors and Assigns. The Securities Purchase Agreement and each other Transaction Document shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns and heirs. The Company may not assign the Securities Purchase Agreement or any other Transaction Document or any rights or obligations thereunder without the prior written consent of the Requisite Purchasers, including by merger or consolidation, except pursuant to a Change of Control in which the Company is in compliance with the applicable provisions governing such Change of Control set forth in the Transaction Documents, if any. Any Purchaser (including its assigns) may assign any or all of its rights and obligations under the Securities Purchase Agreement and other Transaction Documents to any Person to whom such Purchaser assigns or transfers any Securities or Registrable Securities, provided that (a) such assignment or transfer is in compliance with applicable securities laws and the terms of the Transaction Documents, (b) such assignee or transferee agrees in writing to be bound, with respect to the transferred Securities or Registrable Securities, by the provisions of the Transaction Documents that apply to the transferor, and (c) within a reasonable time after such assignment or transfer, the Company is furnished with written notice of (i) the name and address of such assignee or transferee and (ii) the Securities or Registrable Securities being assigned or transferred. Notwithstanding anything to the contrary contained in any Transaction Document, the Purchasers shall be entitled to pledge or assign the Securities (and Underlying Shares) to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities (and/or Underlying Shares).

7.14 Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent the corporate law of the state of the Company’s incorporation or organization is required to govern particular aspects of the Securities or any Certificate of Designation. Each Party agrees that any and all legal proceedings concerning the interpretations, enforcement and defense of the Transaction Documents and/or Transactions (whether brought against a Party or its respective affiliates, directors, officers, shareholders, employees or agents) may be commenced in the state and federal courts sitting in New York County in the State of New York and/or such other jurisdiction(s) as may be set forth in the Securities Purchase Agreement. Each Party irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in New York County in the State of New York and/or such other jurisdiction(s) as may be set forth in the Securities Purchase Agreement for the adjudication of any dispute under Transaction Documents or in connection with the Transactions (including with respect to the enforcement of any of the Transaction Documents), and each Party irrevocably waives, and agrees not to assert in any Action, to the fullest extent permitted by law, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is brought in an inconvenient forum or that the venue of such Action is improper. Each Party irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained in the Transaction Documents shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Each Party agrees that a final non-appealable judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. EACH PARTY KNOWINGLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS.

7.15 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in, and without limiting any similar provisions of, any of the Transaction Documents, if any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any applicable notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.16 Replacement of Securities. If any certificate, instrument or agreement evidencing any Securities or Underlying Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate, instrument or agreement, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. Any certificate(s), instrument(s) or agreement(s) evidencing any Securities or Underlying Shares may be exchanged by a Purchaser at any time and from time to time for certificate(s), instrument(s) or agreement(s), as the case may be, with different denominations representing an equal aggregate amount of outstanding Securities or Underlying Shares, respectively, as reasonably requested by such Purchaser, upon surrendering such original certificate(s), instrument(s) or agreement(s). No service charge shall be made for any substitution or exchange pursuant to this provision, provided

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that the Party requesting any new certificate, instrument or agreement under such circumstances shall also pay any reasonable third-party costs (and provide a customary indemnity to the extent reasonably requested) associated with the issuance of such replacement Securities or Underlying Shares.

7.17 Remedies.

(a)

General. Each Purchaser and the Company shall be entitled to (i) exercise any and all rights and remedies set forth in the Transaction Documents or any other agreement between the Parties, (ii) recover damages by reason of any breach of any provision thereof, and (iii) exercise any and all other rights and remedies granted by law or to which such Party is entitled in equity. Without limiting the foregoing, except as otherwise provided in the Transaction Documents, any remedy expressly conferred upon a Party or holder of Registrable Securities in the Transaction Documents shall not constitute an exclusive remedy and shall be in addition to and not in lieu or limitation of any other rights or remedies such Purchaser or holder may have at law, in equity or under the terms of the Transaction Documents (including without limitation Liquidated Damages and specific performance), and the exercise of any one remedy shall not preclude the exercise of any other remedy. Each Party may withdraw, revoke or suspend its pursuit of any remedy at any time without prejudice prior to its complete recovery as a result of such remedy.

(b)

Specific Performance; Injunction. Without limiting the foregoing, each Purchaser and the Company shall be entitled to (i) specific performance to enforce the terms and conditions of the Transaction Documents and (ii) preliminary and final injunction(s) to prevent or cure any breach (or further breach) of the Transaction Documents, in each case without being required to post a bond or other security or prove actual damages. The Parties agree that monetary damages or any other remedy at law may not be adequate compensation for any loss incurred by reason of any breach of any obligations or provisions contained in the Transaction Documents and that irreparable damage may occur as a result of any such breach, and, to the fullest extent permitted by law, the Parties waive, and agree not to assert, in any action for specific performance or injunctive relief, any defense that a remedy at law would be adequate.

(c)

Liquidate Damages Payments. Liquidated Damages due under the Transaction Documents shall be paid within three (3) Trading Days following (i) the applicable Default Date, with respect to the initial 30-day period immediately following such Default Date, and (ii) the end of each subsequent 30-day period (or the date such default is cured, if earlier). The initial payment under clause (i) shall be paid in full for such initial 30-day period without any pro ration of such Liquidated Damages if the applicable default is cured prior to the end of such initial

30-day period; thereafter, any subsequent Liquidated Damages shall be paid on a pro rata basis for the portion of such 30-day period during which such default was continuing. If the Company fails to pay any Liquidated Damages in full within seven days after the date payable, the Company shall pay interest thereon at the Default Rate, accruing daily from the date such Liquidated Damages were due until such amounts, including all such interest thereon, are paid in full. Notwithstanding anything in the Transaction Documents to the contrary, in the event that the Liquidated Damages payable under the Transaction Documents (including the registration rights provisions in connection therewith) are deemed by the Commission to be derivative financial instruments under the Financial Accounting Standards Board’s Emerging Issues Task Force Issue No. 00-19, then the aggregate amount of such Liquidated Damages payable under the Transaction Documents to any Purchaser shall not exceed 24% of the aggregate Subscription Amount paid by such Purchaser. With respect to each default under the Transaction Documents for which payment of Liquidated Damages is provided under the Transaction Documents, the Company and each Purchaser acknowledge and agree that (A) the amount of actual damages in such circumstances is or will be difficult to ascertain, (B) the Liquidated Damages constitute only partial liquidated damages and are only in partial compensation to such Purchaser or holder of Registrable Securities, (C) the Liquidated Damages specified in the Transaction Documents constitute reasonable partial compensation for damages based on a reasonable estimate of harm likely to be suffered by such Purchaser as a result of such default, and (D) the Liquidated Damages do not and will not constitute a penalty. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents shall constitute a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled, converted, transferred or for any other reason is no longer outstanding.

7.18 Severability. If any term, provision, covenant or restriction contained in any Transaction Document is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable under applicable law, then (a) the remainder of the terms, provisions, covenants and restrictions set forth therein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, (b) the Parties thereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, and (c) the validity, legality and enforceability of all the terms, provisions, covenants and restrictions contained in the Transaction Documents in any other jurisdiction shall not be affected. The Parties represent that they would have executed the Transaction Documents with

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such remaining terms, provisions, covenants and restrictions without including any such term, provision, covenant or restriction which was held invalid, illegal, void or unenforceable.

7.19 Construction.

(a)

Headings. The headings, titles and subtitles contained in the Transaction Documents are for convenience of reference only, do not constitute a part of the Transaction Documents, and shall not limit or affect, or be considered in construing or interpreting, any of the provisions of the Transaction Documents.

(b)

Drafting. Each Party represents that it (and/or its counsel) has reviewed and revised, or had an opportunity to revise, the Transaction Documents, and therefore each Party agrees that (i) the language used in the Transaction Documents shall be deemed to be the language chosen by the Parties to express their mutual intent, and (ii) no rule of strict construction, nor any other rule to the effect that any ambiguities are to be resolved against the drafting party, shall be applied against any Party in the interpretation of the Transaction Documents or any amendments thereto.

(c)	Interpretative Matters. Unless the Transaction Documents expressly provide otherwise or the context otherwise requires:

(i)

all references to “Sections”, “Schedules” or “Exhibits” in the Transaction Documents are to the sections, schedules or exhibits contained in or attached to the Transaction Document in which such term is used;

(ii)

the terms “federal”, “state” and “local” shall refer, respectively, to the jurisdiction of the United States of America federally, the applicable state(s) located within the United States of America, and the applicable local city(ies), county(ies) or other municipality(ies) within any such state or within the United States of America, and the term “foreign” shall refer to jurisdiction(s) located outside the United States of America;

(iii)	the term “knowledge” shall have the meaning set forth in PST Document DEF;

(iv)

each accounting term used in any Transaction Document but not otherwise defined in such Transaction Document (including incorporation by reference) shall have the meaning assigned to it in accordance with GAAP (or IFRS if the Company is a foreign issuer);

(v)	“$”, “dollars” or “USD” refers to United States currency in dollars, and “¢” or “cents” refers to United States currency in cents;

(vi)	words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders;

(vii)	the use of the word “including” in the Transaction Documents shall be by way of example rather than limitation; and

(viii)

the fact that a modifier, such as “any” or “all”, or an article, such as “the” or “an”, appears in one statement in any of the Transaction Documents but is absent from another statement shall not affect the interpretation of either statement.

(d)

Disclosure Schedule. The Disclosure Schedule shall include schedules organized by reference to and corresponding with (by section number) the individual sections of the Securities Purchase Agreement or PST Document GTC which are being qualified or for which information is being disclosed, provided however, that to the extent any information set forth in any schedule is reasonably apparent on its face to be applicable to the disclosure requirements of one or more other schedules, such information shall be deemed to be set forth on such other schedule(s). Unless otherwise indicated, any headings or descriptions of representations or warranties contained in the Disclosure Schedule are for convenience of reference only and shall not alter in any way any provision of the Securities Purchase Agreement or the interpretation thereof. Each initially capitalized term used in the Disclosure Schedule and not otherwise defined therein shall have the meaning ascribed thereto in this PST Document GTC or PST Document DEF, unless the context indicates otherwise. The Disclosure Schedule and the information and disclosures contained therein (A) are intended only to qualify, limit and/or furnish disclosure with respect to the representations and warranties of the Company contained in the Securities Purchase Agreement, and (B) shall not be deemed to expand or diminish in any way the scope or effect of any of such representations or warranties (other than as an exception to a representation or warranty of the Company contained therein) nor create any covenant on the part of the Company or any Purchaser. Inclusion of or reference to any item or matter of information in the Disclosure Schedule shall not:

(i)

be construed as a representation, admission, acknowledgement, indication or determination by the Company that such item or matter is (1) material, (2) did not arise in the ordinary course of business, or (3) required to be referred to or disclosed in the Disclosure Schedule (except in each

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case to the extent otherwise expressly stated in the Disclosure Schedule);

(ii)

be construed as an admission or indication to any third party that any agreement or document so referenced or disclosed is enforceable or currently in effect or that there are any obligations remaining to be performed or any rights that may be exercised under such agreement or document as to any third party;

(iii)	be construed as an admission or indication to any third party that there are any liabilities or obligations to any third party;

(iv)

be construed as an admission or indication to any third party that any possible breach or violation of any agreement, law or regulation so referenced or disclosed has actually occurred (except to the extent otherwise expressly stated in the Disclosure Schedule); or

(v)	establish or imply a standard of materiality, a standard for what is or is not in the ordinary course of business, or any other standard set forth in the Securities Purchase Agreement.

* * * * * * *

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